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EXHIBIT NO. 4








BALTIMORE GAS AND ELECTRIC COMPANY

TO

BANKERS TRUST COMPANY, Trustee


SUPPLEMENTAL INDENTURE


Supplementing, Amending and Restating Deed of Trust dated
February 1, 1919














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ARTICLE I

ISSUE AND APPROPRIATION OF BONDS
		Page

Sec. 1.	Form of Bonds	 7

Sec. 2.	Execution of Bonds	 8

Sec. 3.	Aggregate Amount of Bonds to be Issued	 9

Sec. 4.	RESERVED	 9

Sec. 5.	Issuance of Bonds for Deposited Cash	 9

Sec. 6.	Reservation of Bonds to Retire Prior Charges	 10

Sec. 7.	Issuance of Bonds for Additional Property	 11

Sec. 8.	Issuance of Bonds for Retired Bonds	 14

Sec. 9.	RESERVED	 14

Sec. 10	Depositaries of Cash	 14

Sec. 11	Temporary Bonds	 15

Sec. 12.	Mutilated or Destroyed Bonds	 16

Sec. 13.	Registration and Transfer Books	 16

Sec. 14.	Charges for Exchange or Transfer	 16

ARTICLE II
[RESERVED]


ARTICLE III

PARTICULAR COVENANTS OF BGE

Sec. 1.	Payment of Principal and Interest	17

Sec. 2	Execution of Documents	17

Sec. 3.	Payment of Taxes; Liens	18

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Sec. 4.	Payment of Prior Charges	18

Sec. 5.	Issue Bonds only for Proper Purpose	18

Sec. 6.	Maintain Insurance	18

Sec. 7.	Payment of Leases; Maintenance of Property	19

Sec. 8.	Property of Subsidiaries	19

Sec. 9.	Supplemental Indentures	20

Sec. 10.	No Third Party Rights	20

ARTICLE IV

AS TO BONDS AND STOCKS PLEDGED HEREUNDER

Sec. 1.	Stock and Bonds Delivered to Trustee	21

Sec. 2.	Transfer of Stock to Trustee	21

Sec. 3.	Company Entitled to Interest, Dividends and Voting Rights	21

Sec. 4.	No Transfers or Encumbrances on Stock of Subsidiaries	22

Sec. 5.	Limits on Acts of Subsidiaries 	22

Sec. 6.	Trustee's Rights to Stocks and Bonds	24

ARTICLE V

REMEDIES OF TRUSTEE AND BONDHOLDERS

Sec. 1.	No Extension for Claims of Interest	23

Sec. 2.	Events of Default	24

Sec. 3.	Trustee's Possession of Property Upon Default; Distribution of Earnings
          	25

Sec. 4.	Failure to Pay Interest When Due	26

Sec. 5.	Trustee May Sell Property or Sue to Enforce Rights	27

Sec. 6.	Bondholders May Control Sale	28

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Sec. 7.	Notice of Sale	28

Sec. 8.	Adjournment of Sale	28

Sec. 9.	Completion of Sale	28

Sec. 10.	Purchasers of Property	29

Sec. 11.	Upon Sale Bonds Mature	29

Sec. 12.	Application of Sale Proceeds	29

Sec. 13.	Use of Bonds to Purchase Property	30

Sec. 14.	No Contest to Sale by Company	30

Sec. 15.	Right of Entry; Appointment of Receiver	31

Sec. 16.	Failure to Pay Interest or Observe Other Covenants; Outstanding
         Judgments            	31

Sec. 17.	Surrender of Property	31

Sec. 18.	Judgment for Unpaid Principal or Interest	32

Sec. 19.	Bondholder's Remedies	33

Sec. 20.	Remedies not Exclusive	34

Sec. 21.	No Waiver of Rights	34

ARTICLE VI

IMMUNITY OF OFFICERS, DIRECTORS AND STOCKHOLDERS

ARTICLE VII

BONDHOLDERS' ACTS, HOLDINGS AND APPARENT AUTHORITY

Sec. 1.	Execution of Instruments by Bondholders	35

Sec. 2.	Notaries		35

Sec. 3.	Evidence of	 Bond Ownership	35

Sec. 4.	RESERVED	36

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ARTICLE VIII

RELEASES OF MORTGAGED PROPERTY

Sec. 1.	Sales of Property by BGE	36

Sec. 2.	Certificate Required	37

Sec. 3.	Application of Proceeds	37

Sec. 4.	Possession of Property by Trustee	38

Sec. 5	Sale of Subsidiary Property	38

ARTICLE IX

CONCERNING THE TRUSTEE

Sec. 1	Duties of Trustee	38

Sec. 2.	Negligence or Willful Misconduct	39

Sec. 3.	No Responsibility for Company Statements.	40

Sec. 4.	Reliance by Trustee on Others.	41

Sec. 5.	Not Liable for Payment Beyond Monies Deposited.	43

Sec. 6.	Trustee May Own Bonds.	43

Sec. 7.	Segregation of Monies.	43

Sec. 8.	Compensation	44

Sec. 9.	Trustee May File Claims for Compensation.	44

Sec. 10.	Power to do Acts Incidental to Action.	46

Sec. 11.	Eliminate Conflicting Interests.	46

Sec. 12.	Trustee as Creditor	47

Sec. 13.	RESERVED	47

Sec. 14.	 Eligibility of Trustee	47

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Sec. 15.	Resignation		47

Sec. 16.	Removal		48

Sec. 17.	New Trustee	48

Sec. 18.	Acceptance		49

Sec. 19.	Consolidation	50

ARTICLE X

COMPANY'S POSSESSION TILL DEFAULT AND RIGHT TO REDEEM BONDS BEFORE MATURITY. SINKING FUND PROVISIONS

Sec. 1.	Possession Until Default	51

Sec. 2.	Redemption		51

Sec. 3.	Sinking Fund	52

Sec. 4.	Defeasance		53

ARTICLE XI

SUNDRY PROVISIONS

Sec. 1.	Successors and Assigns	54

Sec. 2.	Consolidation	54

Sec. 3.	Successor May Issue Bonds	54

Sec. 4.	Succession		55

Sec. 5.	Plural/Singular	55

Sec. 6.	Headings		55

ARTICLE XII

ADDITIONAL COVENANTS OF BGE

Sec. 1.	Opinions of Counsel	56

Sec. 2.	Paying Agent	56

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Sec. 3.	Certificate and Opinion for Releases and Discharge of Indenture	57

Sec. 4.	Certificates as to Fair Value	58

Sec. 5.	Selection of Independent Experts	60

Sec. 6.	Matters to be Included in Certificate or Opinion	60

Sec. 7.	Filing of Claims by Trustee	60

Sec. 8.	No Impairment of Bondholders' Rights	61

Sec. 9.	Officer's Certificate as to Compliance	61

ARTICLE XIII

BONDHOLDERS' LISTS AND REPORTS BY BGE AND THE TRUSTEE

Sec. 1.	Bondholders' Lists	61

Sec. 2.	Trustee to Preserve Information; Furnishing Information to
        Bondholders                        	62

Sec. 3.	Filing Certain Reports with Trustee	63

Sec. 4.	Trustee's Report to Bondholders	64

Sec. 5.	Notice of Default to Bondholders	65

ARTICLE XIV

DEFINITIONS


	Additional Property	65

	Additional Securities	66

	Amount of Bonds or Notes	66

	Authorizing Resolutions	66

	Bonds and Bondholders	67

	Commission	67

	Company		67

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	Defaults		67

	Indenture		67

	Majority		67

	Mortgaged Premises and Property or Mortgaged Property, or any equivalent
expression		67

	Original Mortgage	67

	Prior Charges	68

	Residue Bonds	68

	Subsidiaries	68

	Trust Indenture Act	68

	Trustee				68

	Voting Stock	68

	THIS SUPPLEMENTAL INDENTURE, made as of the 20th day of June in the year nineteen hundred and ninety-five, for convenience of reference, and effective from the time of execution and delivery hereof, by and between BALTIMORE GAS
AND ELECTRIC COMPANY (name changed from CONSOLIDATED GAS ELECTRIC LIGHT AND POWER COMPANY OF BALTIMORE on April 4,
1955), a corporation duly created and organized under the law of the State of Maryland, hereinafter called "BGE", and BANKERS TRUST COMPANY, a corporation duly created and organized under the law of the State of New York, having its principal office and place of business at Four Albany
Street, Borough of Manhattan, The City of New York, hereinafter called the "Trustee."

	WHEREAS, BGE heretofore duly executed, acknowledged and delivered to the Trustee (a)an indenture of mortgage or deed of trust dated February 1, 1919 (which instrument, as amended, restated and/or supplemented by the hereinafter described seventy-three supplemental indentures and this supplemental indenture, is hereinafter called the "Indenture"), which has been duly recorded in the various Maryland and Pennsylvania counties in which BGE owns real property and (b) seventy-three supplemental indentures which have been duly recorded, as necessary, in the various
Maryland counties in which BGE owns real property (with respect to personal property and fixtures located in Maryland now owned or hereafter acquired by BGE, the lien of the Indenture has been perfected as a security interest under the Maryland Uniform Commercial Code, by recording and indexing a financing statement in the office of the Maryland State Department of Assessments and Taxation); and certain of the aforesaid supplemental indentures have been duly recorded, as necessary, in the various Pennsylvania counties in which BGE owns real property (with respect to personal property and fixtures located in Pennsylvania, now owned or hereafter acquired by the Company, the lien of the Indenture has been perfected as a security interest under the Pennsylvania Uniform Commercial Code by filing a financing statement in the office of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania); and

	WHEREAS, By the Indenture it is among other things provided, in Section 9 of Article III thereof, that from time to time BGE, when authorized by a resolution of its Board of Directors, and the Trustee may, subject to the provisions of the Indenture, execute, acknowledge and deliver indentures supplemental thereto, which thereafter shall form a part thereof, for the purpose (among others) of making such provision, not inconsistent with the Indenture, as may be necessary or desirable with respect to matters or questions arising thereunder; and


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	WHEREAS, BGE has determined to execute, acknowledge and
deliver this indenture, supplemental to the indenture of mortgage or deed of trust dated February 1, 1919 and hereafter to form a part thereof, for the purpose of (a) restating in full the form of registered bond and (b) amending in part and restating in full Articles I through XIII, in order to (i) incorporate all the amendments previously made to the indenture of mortgage or deed of trust dated February 1, 1919; (ii) incorporate amendments occurring by operation of law;(iii) amend or add language that is necessary or desirable with respect to matters or questions arising under the Indenture that do not adversely affect the Bondholders, including adding a table of contents and definition section; amending Article IX, Section 17, in regard to publishing notices of a new trustee and Article X,
Section 3 in regard to publishing notices of a sinking fund payment; adding explanatory footnotes; and making ministerial grammar and punctuation changes in order to make the Indenture easier to read, and BGE and the Trustee are willing so to execute, acknowledge and deliver this supplemental indenture for the purposes aforesaid; and

	WHEREAS, No actual consideration is payable with respect to this supplemental indenture and the amount of debt allowed to be issued under the Indenture is not increased by this supplemental indenture; and

	WHEREAS, This supplemental indenture is not intended to and will not supersede or replace or satisfy or in any manner affect the liens or security interests previously granted and conveyed to the Trustee by the Indenture; and this supplemental indenture shall have no effect on the priority of the liens or security interests that the Indenture places on the property of BGE; and

	WHEREAS, At a meeting of the Board of Directors of BGE duly called and held as provided by law on March 17, 1995, at which meeting a quorum of said Board of Directors was present and voted, this supplemental indenture was then and there submitted to the said Board of Directors and resolutions authorizing the execution, acknowledgment and delivery of this supplemental indenture were unanimously adopted by the affirmative vote of all the members so present.

	WHEREAS, At the Board of Directors' meeting of April
30, 1919 the following Form of Registered Bond was approved:

[Form of Registered Bond]

No. _______	Series [  ]		$_________

UNITED STATES OF AMERICA.
STATE OF MARYLAND.

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BALTIMORE GAS AND ELECTRIC COMPANY

REGISTERED [  ] PERCENT
FIRST REFUNDING MORTGAGE SINKING FUND

	FOR VALUE RECEIVED, Baltimore Gas and
Electric Company, hereinafter called the
"Company", promises to pay to
_______________________________ or registered
assigns, [      ] dollars at its agency in the
Borough of Manhattan, in the City of New York, or
at its agency in the City of Baltimore, Maryland,
at the holder's option, on the [  ] day of [
], in the year [  ] and [  ], and to pay interest
thereon from the [  ] day of [  ] or [      ], as
the case may be, next preceding the date hereof
(unless this bond be dated [     ] or [     ], and
in that event from its date) at the rate of [  ]
percent per annum, payable at the holder's option,
at said agency in the Borough of Manhattan, in the
City of New York, or at said agency in the City of
Baltimore, [   ], on the [ ] days of [       ] and
[      ] in each year.

	This bond is one of an issue of registered bonds of the Company, known as its First Refunding
Mortgage Sinking Fund Bonds, issued and to be issued, under and subject to, and equally secured by, a mortgage or deed of trust dated as of the first day of February, 1919, executed by the Company to the Bankers Trust Company (of New
York), as Trustee, covering all the property and franchises of the Company now owned or hereafter acquired, to which mortgage or deed of trust reference is made for a more particular description of the property mortgaged, the nature and extent of the security, the rights of the holders of said bonds under the same, and the terms and conditions upon which said bonds are issued and secured.

	This bond is one of a series, designated as
Series [ ] Percent  First Refunding Mortgage
Sinking Fund Bonds, of said issue of bonds.  Bonds
of Series [ ] are issued and to be issued as
registered bonds in denominations of [       ]
dollars and multiples thereof, and in other respects shall be all of like tenor (including date of maturity, but not including dates of registered bonds).

	The bonds of said issue are entitled to the benefit of the sinking fund to be created by the

Company by its payment to the Trustee annually, at
the end of each period of one year, accounting
from the first day of August, 1922, of a sum equal
to one percent of the largest principal amount of
bonds at any time during such yearly period
outstanding to be applied to the retirement of
bonds, by purchase [     ], as provided in said
mortgage.

	In case of certain defaults specified in said mortgage, the principal of all the bonds of said issue may be declared due and become payable, in the manner, with the effect and subject to the conditions provided in said mortgage.

	This bond is transferable by the registered holder hereof, in person or by his attorney duly authorized, on the books of the Company at its said agency in the Borough of Manhattan, in the City of New York, or at its agency in the City of Baltimore, upon surrender and cancellation of this bond; and upon any such transfer a new registered bond will be issued to the transferee in exchange hereof, upon payment, if the Company shall require it, of the charge provided in said mortgage.

	As provided in said mortgage, and on payment, if the Company shall require it, of the charges therein provided for, the registered holder of this bond may surrender the same for cancellation in exchange for a like amount of the principal herefor in coupon bonds, and such coupon bonds may in turn be reexchanged for a registered bond or bonds.

	This bond shall not become obligatory for any purpose until it shall have been authenticated by the certificate, hereon endorsed, of the Trustee under said mortgage or deed of trust.

	IN WITNESS WHEREOF, the Company has caused
its corporate name to be subscribed hereto by its
President or a Vice-President and its corporate
seal to be hereto affixed, attested by its
Secretary or an Assistant Secretary, this [  ] day
of [     ], 19  .

BALTIMORE GAS AND ELECTRIC COMPANY


					By:____________________
							   President.

Attest:

________________________
              Secretary.

[Form of Trustee's Certificate]

	This bond is one of the issue of bonds, of the series designated therein, mentioned in the within mentioned mortgage or deed of trust.

BANKERS TRUST COMPANY, TRUSTEE,


				By:_________________________
					    Assistant Secretary

	AND WHEREAS, At said meeting of the Board of Directors of BGE, this Indenture was then and there submitted by the President and entered upon the minutes, and thereupon the following resolution was by the vote of all of said directors so present unanimously adopted:

	RESOLVED:  That the form of
indenture of mortgage or deed of trust
submitted by the President be and the
same is hereby approved, and the
President or a Vice-President and the
Secretary or an Assistant Secretary, or
other proper corporate officers, are
authorized to execute the said Indenture on behalf of this Company under its corporate seal, and to do or cause to be done all acts necessary, proper or expedient to carry into effect the objects and purposes expressed in this resolution or the aforegoing resolutions, and to perfect said issue of bonds and said mortgage or deed of trust.

	NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
That, in order to secure the payment of the principal of and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and to secure the performance of all the covenants and conditions contained in the Indenture as amended and restated by this supplemental indenture, and to declare the terms and conditions upon which said Bonds are issued, or to be issued, and secured under the Indenture, BGE, in consideration of the premises and of the purchase of such Bonds by the holders thereof, has executed and delivered these presents and hereby ratifies, approves and confirms each and all of the terms, provisions, covenants, conditions, uses and trusts set forth in the Indenture in all respects as fully as if all the terms, provisions, covenants, conditions, and trusts thereof were herein again set forth at length, as restated and amended hereby, and has in the Indenture granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest in all and singular the premises, property and franchises of the Company other than as excepted in the Indenture now owned and hereafter acquired in Maryland or Pennsylvania, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein unto Bankers Trust Company, and unto its successors and assigns forever.

	TOGETHER, with any and all other property of every kind and nature, real, personal or mixed (including rights, privileges, franchises, bonds, stocks, claims and indebtedness) which BGE now owns, or which it shall hereafter at any time acquire, or which from time to time hereafter shall be conveyed, delivered, transferred, or, by writing of any kind, assigned to the Trustee, by BGE or by anyone on its behalf, as additional security or as substituted security hereunder, except as otherwise noted herein.

	TOGETHER, also with all the rights, privileges and appurtenances to any of said premises, property and franchises, belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title and interest which BGE now has or may hereafter acquire therein or thereto or in or to any part thereof,

	TO HAVE AND TO HOLD, all and singular the said premises, property and franchises, appurtenances, rents, issues, income and profits, hereby conveyed, transferred, assigned, and confirmed or intended so to be, unto the Trustee, its successors and assigns, forever.

	IN TRUST, NEVERTHELESS, For the equal and proportionate benefit and security of all holders of the Bonds and interest obligations issued or to be issued under the Indenture and for the enforcement of the payment of said
Bonds and interest obligations when payable and the performance of and compliance with the covenants and conditions of the Indenture as amended and restated by this supplemental indenture, without preference, priority or distinction, as to lien or otherwise, of any series of Bonds over any other series of Bonds, or of any one Bond over any other Bonds by reason of priority in the issue or

Article I
Section 1

negotiation thereof or otherwise, so that each and every Bond issued or to be issued hereunder or secured hereby shall have the same right, lien and privilege under this Indenture as amended and restated by this supplemental indenture, and so that the principal and interest of every such Bond shall, subject to the terms hereof as amended and restated, be equally and proportionately secured hereby as if all had been duly made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of this Indenture, it being intended that the lien and security of this Indenture shall take effect from the date of the execution and delivery hereof without regard to the time of such actual issue, sale or disposition of said Bonds, and as though upon said date all of said Bonds had been actually issued, sold and delivered to, and were in the hands of, holders thereof for value.

	AND IT IS HEREBY FURTHER COVENANTED AND DECLARED, That all such Bonds, are issued and certified and delivered or to be issued and certified and delivered, and the mortgaged premises and property are to be held by the Trustee, subject to the further covenants, conditions, uses and trusts in the Indenture as amended and restated by this supplemental indenture; and it is agreed and covenanted by BGE with the Trustee and respective holders from time to time of Bonds issued hereunder as follows, viz.:

provided, however, that no provision of this Indenture as amended and restated by this supplemental indenture is intended to reinstate any provisions in such preamble which were amended and superseded by the amendments to the Trust Indenture Act of 1939 effective as of November 15, 1990.

2.
ARTICLE I.

Issue and Appropriation of Bonds

	SEC. 1.	Form of Bonds.  The Bonds to be issued under
and secured by this Indenture, shall be substantially of the tenor and purport above recited with appropriate insertions, omissions, substitutions and variations in case of Bonds made redeemable or convertible or payable in other currencies or at other places, and in all other respects as required or permitted by the terms of this Indenture.

	Said Bonds may be issued in series, and all bonds of any one series shall be identical, except to the extent of such appropriate difference authorized or permitted by this Indenture between Bonds of different denominations, as may

Article I
Section 2

be determined by the Board of Directors of BGE at the creation of such series. The several series may consist of different aggregate amounts. At the option of BGE, the maximum principal amount of Bonds issuable of any series may be limited and may be expressed in the Bonds of such series.

	The Bonds of each series may be designated by a distinguishing letter or by appropriate words (limiting the words 'First Refunding Mortgage Bonds') or by both a distinguishing letter and appropriate words, and may be numbered in any manner prescribed by BGE with the approval of the Trustee. Bonds shall bear the date of their issue.

	The Bonds of each series shall be of such denomination or denominations, interchangeable or not, shall be made payable on such date or dates, shall bear interest at such rate, payable semi-annually or quarterly on such dates, and shall be payable, as to principal and interest, at such place or places, in such currency or currencies, of such standard or standards, at such rate or rates of exchange (if any), as shall be determined by the Board of Directors of BGE at the time such series is created and shall be expressed in the Bonds.

	The Bonds of any particular series may be made redeemable before maturity at the option of BGE as hereinafter provided in Article X, and may be made convertible at the option of the several holders thereof into capital stock of BGE or a successor corporation, at such price or prices, or rate or rates, upon such terms and conditions, and during such period or periods (with respect to such redemption or conversion) as shall be determined by the Board of Directors of BGE at the time such series is created and shall be expressed in the Bonds of such series. Bonds of any particular series may, to any specified extent, be made payable without deduction for taxes payable thereon or deductible therefrom, as shall be determined by the Board of Directors at the time such series is created and shall be expressed in the Bonds of such series.

	Any Bonds of any series issued hereunder may be executed, certified and delivered originally, as the Board of Directors, Executive Committee, or President of BGE may
(consistently with the terms of the Bonds of such series) authorize.

	SEC. 2.	Execution of Bonds.  All Bonds shall, from
time to time, be executed on behalf of BGE by its President or a Vice President and its corporate seal shall be thereto affixed and attested by the Secretary or an Assistant

Article I
Section 3

Secretary. To the extent permitted by law, the signature of either or both of the officers executing any Bond and the corporate seal of BGE may be in facsimile. In case any of the officers who shall have signed or sealed any of said Bonds shall cease to be such officers of BGE before the Bonds so signed and sealed shall have been actually certified and delivered by the Trustee and disposed of, such Bonds may, nevertheless, be adopted by BGE, and upon the written request of BGE shall be certified and delivered, subject to the provisions hereof, and may be disposed of by BGE, as though the persons who signed or sealed such Bonds had not ceased to be officers of BGE.

	Only such Bonds as shall bear thereon endorsed a certificate substantially in the form hereinbefore recited, executed by the Trustee, shall be secured by this Indenture, or entitled to any lien, right or benefit hereunder, and such certificate of the Trustee upon any such Bond executed by BGE shall be conclusive evidence that the Bond so certified has been duly issued hereunder, and that the holder is entitled to the benefit of the trust hereby created.

	Bonds to be secured hereby shall, from time to time, be executed and delivered by BGE to the Trustee for certification, and thereupon the Trustee shall certify and deliver the same as provided in this Article, and not otherwise.

	SEC. 3.	Aggregate Amount of Bonds to be Issued.  The
aggregate principal amount of Bonds which may be executed by BGE and certified and delivered by the Trustee and be secured by this Indenture and issued and outstanding at any one time shall not, in any event, exceed the amount at the time permitted by law, but otherwise, except as hereinafter in this Article I provided, is not limited. The principal amount of Bonds authorized by corporate action of BGE to be issued under this Indenture may be fixed and changed from time to time in accordance with the applicable law at the time of the change without approval by or consent of the Trustee or the holders of outstanding Bonds.

	SEC. 4.	RESERVED

	SEC. 5.	Issuance of Bonds for Deposited Cash.  From
time to time, Bonds to be issued under this Indenture shall, at the request of BGE and upon deposit with the Trustee of cash in an amount equal to the principal amount of the Bonds so certified, be certified by the Trustee and delivered, on the written order of BGE, signed by its President or a Vice-President, and on receipt by the Trustee of the Authorizing Resolutions. Cash so deposited shall, from time to time, be

Article I
Section 6

reserved or paid out for one or more of the purposes for which, as in this Article hereafter provided, Bonds shall be reserved or may be issued.

	SEC. 6.	Reservation of Bonds to Retire Prior Charges.
Whenever Bonds are certified and delivered, pursuant to
Section 7 of this Article, for the purpose of acquiring any Additional Property which, at the time of such acquisition, is subject to any Prior Charge there shall be reserved, for the purpose of acquiring, paying or refunding such Prior Charge, Bonds to be issued hereunder in an amount equal to the principal or par amount of such Prior Charge. No Bonds shall be certified and delivered, pursuant to Section 7 of this Article, for such acquisition of Additional Property subject to any Prior Charge, unless there then remain, to be so reserved, Bonds to be issued hereunder in an amount equal to the principal or par amount of such Prior Charge.

	From time to time Bonds so reserved shall be certified and delivered in amounts equal to the principal or par amounts of the Prior Charges so acquired, paid or refunded, upon delivery or transfer of such Prior Charges to the Trustee (or upon discharge and release thereof in lieu of such delivery or transfer). All Prior Charges so delivered to the Trustee shall be held by the Trustee or canceled (but shall not be withdrawn upon substitution).

	No Bonds, however, shall be certified and delivered, under this Section 6, with respect to Prior Charges which shall have been paid or retired through the operation of any sinking fund provided for that purpose. Whenever the retirement of Prior Charges through the operation of any sinking fund, or for any other reason, the amount of Bonds reserved under this Section 6 shall become unnecessary for the purposes for which said amount is reserved, then such amount shall ipso facto be reduced to the amount necessary thereafter to be reserved. In such event the Bonds not necessary to be so reserved may be certified and delivered pursuant to Section 7 of this Article. BGE may deliver to the Trustee, as evidence of any such reduction, a certificate, executed and verified as is provided with respect to certificates in Section 7 of this Article, stating the facts by reason of which such reduction has occurred, and may deliver with such certificate canceled bonds, stock certificates or obligations, or other evidence of such cancellation or retirement and the manner thereof. The Trustee may (without being obliged so to do) accept such certificates, with or without accompanying evidence, as conclusive evidence of a reduction of the amount reserved under this Section 6, or may require such additional evidence as it may deem proper.

Article I
Section 7

	SEC. 7.	Issuance of Bonds for Additional Property.
From time to time, while BGE is in possession of the mortgaged premises and property as herein (in Article X, Section 1) permitted, but only on compliance with the provisions in this Section 7 hereafter contained, Residue Bonds shall, at the request of BGE, be certified and delivered by the Trustee for the purpose of paying, or reimbursing expenditures made by BGE on or after February 1, 1919, and within three years prior to such request, for making improvements, betterments and extensions, and acquiring additional property.

	The total amount of Residue Bonds issued on account of the acquisition of stock of Subsidiaries shall never exceed seven million five hundred thousand dollars ($7,500,000).

	Whenever BGE shall have acquired or is about to acquire
Additional Property, and requests the certification and delivery of Residue Bonds by the Trustee, there shall be delivered to the Trustee:

	A.	The Authorizing Resolutions.

	B.	A certificate, verified before a Notary Public, of
its President or a Vice-President and its Treasurer or an Assistant Treasurer, and (in the case of any construction work, machinery or equipment) of an architect or an engineer
(who may be an architect or engineer of BGE), selected by BGE and approved by the Trustee, stating in reasonable detail the Additional Property acquired or to be acquired, and certifying, in substance, (a) that an amount therein specified is due for, or has been expended on or since the first day of February, 1919, and within three years prior to the delivery of said certificate to the Trustee, for, and is the actual cost of, Additional Property therein mentioned;
(b) that said amount is not in excess of the reasonable value of said Additional Property; (c) that said Additional Property is necessary or useful in the conduct of a business, then conducted by BGE and then within its corporate powers and purposes, of either one or both of the groups set forth in the definition of Additional Property, specifying which group or groups; (d) that said Additional Property is free from Prior Charges, except as otherwise specified (specifying the nature and amount of, and any other necessary facts concerning, any Prior Charge); (e) that said expenditures, made or about to be made, are of the class usually and properly made out of capital (including, among other things, taxes, insurance and interest accruing during construction, computed, however, over construction periods in no case exceeding eighteen months, and at rates of interest not exceeding the respective rates borne by the Bonds to be certified hereunder); (f) that no part of said

Article I
Section 7

expenditures was included in any previous certificate so delivered to the Trustee hereunder, or in any application of Moines made by the Trustee (or any pending request for such application) pursuant to Article III, Section 6, Article IV,
Section 6, or Article VIII, Section 3, hereof, or was provided for in any issue of Subsidiary Securities, any issue or creation of Prior Charges, or any disposition of Subsidiary Securities or Prior Charges or of any Moines under any mortgage securing the same, or in any pending request for such issue, creation or disposition; and
(g)(when Additional Securities are so acquired or to be acquired), (1) that the aforesaid amount is the actual cost, and is not in excess of the reasonable value, of particular property (including construction), if any, therein mentioned or referred to, for the acquisition of which said Additional Securities are issued, and (2) (when Additional Securities of a corporation which has not theretofore become a Subsidiary are so acquired) that the Subsidiary which issued said Additional Securities owns property, therein mentioned or referred to, the reasonable value of which is not less than the aforesaid amount specified as the actual cost of said Additional Securities, plus the principal or par amount of all Prior Charges, all other liens on said property and all debts and preferred stock of said Subsidiary ranking ahead of or pari passu with any of said Additional Securities, and (when said Additional Securities include common stock), the value of all other outstanding common stock, valued at the cost of that so acquired, and (3) that BGE has acquired at least a majority of the voting stock (and of each class thereof) of said Subsidiary, specifying the amount, if any, of bonds, securities and stock (of each class) not so acquired.

	C.	Such instruments of conveyance, assignment and
transfer as may be necessary, in the opinion of counsel (who may be counsel to BGE), selected by BGE and approved by the Trustee, to vest in the Trustee all the right, title and interest of BGE in and to the Additional Property so acquired or to be acquired, or the opinion of such counsel that no such instruments are necessary for such purpose; and also the opinion of such counsel to the effect (1) that BGE has title to said Additional Property, subject to no Prior Charge except as specified in the certificate mentioned in paragraph B, next preceding this paragraph, and, (2) (when Additional Securities are so acquired or to be acquired), that the Subsidiary which issued, or issues, said Additional Securities has title, subject to no Prior Charge except as specified in the aforesaid certificate, (a) to the particular property, if any, for the cost of which said Additional Securities are issued, and (b) (when Additional Securities of a corporation which has not theretofore become a Subsidiary are so acquired) to all of its property

Article I
Section 7

mentioned or referred to in the aforesaid certificate pursuant to clause (g) (2) of the aforesaid paragraph B, that said Subsidiary is validly organized, has corporate power to conduct the business conducted by it, has valid franchises or rights, if such be necessary, for the operation of said property, or that none such are necessary, that said Additional Securities are validly issued, and that the mortgage, if any, securing the same is validly executed and is a valid lien on the property purporting to be subject thereto, including the particular property, if any, for the cost of which Additional Securities are then issued, and,
(3) (when Additional Property is so acquired or to be acquired for the conduct of any business which (a) is not a gas or electric business or (b) is located outside the City of Baltimore, Baltimore County, Anne Arundel County and Howard County, State of Maryland) that BGE has corporate power to acquire said Additional Property and has both corporate power and valid franchises or rights or governmental grants, if such be necessary, to conduct the business for which said Additional Property is acquired, or that none such are necessary. A title insurance policy, issued by a title insurance or guarantee company, selected by BGE and approved by the Trustee, doing business in the City of Baltimore, or in the State and the County or City where any real property in question is situated, insuring to BGE the title to such property in an amount not less than the actual cost thereof as certified pursuant to clause (a) or clause (g) (1) of the aforesaid paragraph B, may in any case be delivered in lieu of an opinion of counsel to the same effect, or may be accepted by counsel as the basis for an opinion without personal examination of the matters thereby covered.

	D.	The amount of Residue Bonds to be from time to
time certified and delivered by the Trustee shall not exceed eighty percent of the amount, so certified, of such actual expenditures for Additional Property, and, in case of Additional Property subject to Prior Charges, shall not exceed the amount, if any, remaining after deducting the amount of such Prior Charges from eighty percent of the sum of (1) the amount of such Prior Charges, (2) the amount of all liens on said Additional Property already vested in the Trustee which, if not so vested, would constitute Prior Charges, and (3) the amount of expenditures so certified.

	For all the purposes of this Indenture, the amount of all Prior Charges shall be taken to be the principal or par amount thereof, and the actual cost of all Additional Securities (except common stock issued by a corporation when or before, but not after, it becomes a Subsidiary) shall in every case be taken to be not more than par, and (in the case of stock having no par value) not more than book value

Article I
Section 8

at the time of the issuance of such stock. At no time shall the aggregate amount of outstanding Prior Charges (not acquired, paid or refunded under Section 6 of this Article) on Additional Property with respect to which Residue Bonds shall have been certified exceed the aggregate amount of Residue Bonds theretofore certified and delivered.

	The Trustee may accept the instruments hereinbefore provided for as conclusive evidence of any or all of the facts or matters of opinion stated therein, and of the propriety hereunder and conformity with the provisions hereof of the action requested of it on the strength of such instruments. The Trustee, however, shall not be obliged to accept any of said instruments as sufficient, but may require such additional information, evidence, opinions or advice, or make such inquiry or examination as it may deem proper.

	SEC. 8. Issuance of Bonds for Retired Bonds. At any time, and from time to time, at the request of BGE, upon surrender to the Trustee and cancellation of any Bonds previously certified and delivered hereunder (including
Bonds of any series, not sold or disposed of, but held in the treasury of BGE), the Trustee shall certify and deliver new Bonds hereunder, of any series designated by BGE, in an amount equal to the amount of Bonds previously issued hereunder so surrendered, whether such Bonds so surrendered shall have been paid or retired at, after or before maturity, but not if they shall have been paid or retired through the operation of the sinking fund hereunder provided for that purpose.

	SEC. 9.	[RESERVED]

	SEC. 10. Depositaries of Cash. Whenever money or cash is required or authorized to be deposited with the Trustee under any of the provisions of this Article I, or of Article III, Article IV, Article VIII, or Section 3 of Article X of this Indenture, in lieu of such deposit with the Trustee the President or a Vice-President or the Treasurer of BGE may from time to time, in a writing filed with the Trustee, designate additional banks or trust companies, approved by the Trustee, with which Moines may be deposited, and may fix the proportions or amounts in which deposits shall be made therewith, or revoke the designation of any bank or trust company theretofore designated, or reduce or increase the proportion or amount of such Moines which may be kept on deposit with any such depositary or depositaries, and accordingly such Moines shall be transferred from one depositary to another upon the written order of the Trustee; provided, however, that there shall not at any time be on deposit with any one bank or trust company other than the

Article I
Section 11

Trustee an amount thereof greater in the aggregate than one-half the amount of the capital and surplus of such bank or trust company. The Moines deposited with depositaries other than the Trustee shall be deposited in the name of the Trustee, as Trustee hereunder, with such other identification as the Trustee may require, and shall be paid out only upon the written order of the Trustee. In every case of a deposit with a depositary other than the Trustee, such depositary shall deliver to the Trustee and to BGE an appropriate instrument in duplicate acknowledging the receipt of such money and agreeing to hold and to pay the same from time to time upon the written order of the Trustee. Any depositary shall be protected by any such order in any payment made upon the faith thereof, and no such depositary shall be under any obligation to see to the application of the amount so paid. Interest at such rate as shall be agreed upon with BGE shall be allowed by the Trustee on any Moines deposited with it, and by any other depositary or depositaries by which such deposited Moines may be held, and (so long as BGE is in possession of the mortgaged premises and property as herein permitted) all such interest shall be paid from time to time to or upon the order of BGE. Prior to the occurrence of an event of default hereunder as defined in Section 2 of Article V of the Indenture, and after the curing of any such event of default, the Trustee shall have no responsibility either to BGE or to the holders of the Bonds for any of said Moines while on deposit with any bank or trust company, other than the Trustee, designated by BGE. All money or cash deposited under any of the provisions of this Article I or of Article III, Article IV, Article VIII or Section 3 of Article X of this Indenture shall, until paid out pursuant to the provisions of this Indenture, be deemed to be held by the Trustee, subject to the lien and trusts of this Indenture, as part of the mortgaged premises and property.

	SEC. 11. Temporary Bonds. Until the Bonds of any series to be issued hereunder shall be ready for delivery, BGE may execute and issue, and the Trustee shall certify and deliver (subject to all the conditions and limitations hereinbefore set forth) temporary Bonds, or which shall be otherwise substantially of the tenor of the Bonds in lieu of which they shall be issued, shall be of any denominations, (unless issued with coupons in which event they shall be in the denomination of one thousand dollars), may be made interchangeable with temporary Bonds of other denominations, and shall be exchangeable, without expense to the holder, for the Bonds in lieu of which they shall be issued. BGE will cause such Bonds to be prepared without unreasonable delay. Immediately upon such exchange, such temporary Bonds shall forthwith be canceled by the Trustee and delivered to BGE. Until so exchanged, said temporary Bonds shall in all

Article I
Section 12

respects be entitled to the lien and security, and subject to all the provisions of this Indenture, and interest payments (if not represented by coupons), when and as made, shall be noted thereon upon presentation of such Bonds for that purpose.

	SEC 12.	Mutilated or Destroyed Bonds.  In case any
Bond issued hereunder shall become mutilated or be destroyed or lost, BGE in its discretion may issue, and thereupon the Trustee shall certify and deliver, a new Bond, as the case may be, of like tenor and date, bearing the same serial number, in exchange and substitution for, and upon cancellation of, the mutilated Bond or in lieu of and substitution for the Bond, so destroyed or lost, upon the production of evidence satisfactory to BGE and the Trustee of the destruction or loss of such Bond, as the case may be, and upon receipt also of indemnity satisfactory to them.

	SEC 13.	Registration and Transfer Books.  BGE, at
such place or places as shall be designated in any of the Bonds issued hereunder, will keep books for the registration and transfer of such Bonds, which at all reasonable times shall be open for inspection by the Trustee; and upon presentation for such purpose BGE will register or cause to be registered therein, as hereinafter provided, and under such reasonable regulations as it may prescribe, any Bond issued hereunder which by its terms is entitled to be registered.

	Any holder of Bonds of one denomination which by their terms are exchangeable for Bonds of another denomination or denominations may at any time surrender the same for cancellation and receive in exchange therefor a like amount of the principal thereof in Bonds of another denomination or denominations, of the same series, as desired by such holder.

	In every case of any such exchange of Bonds of one denomination for Bonds of another denomination or denominations, or transfer of registered Bonds, the Trustee forthwith shall cancel the surrendered Bond, and shall deliver the same to BGE.

	SEC. 14.	Charges for Exchange or Transfer.  For any
transfer of Bonds and for any exchange of Bonds for Bonds of another denomination or denominations, BGE, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge connected therewith, and also the further sum of one dollar for each new Bond issued upon such transfer or exchange.

Article II

ARTICLE II
[RESERVED]

ARTICLE III

Particular Covenants of BGE


	BGE covenants as follows:

	SEC. 1.	Payment of Principal and Interest.  It will
duly and punctually pay, or cause to be paid, to every holder of any Bond issued and secured hereunder, the principal and interest accruing thereon, at the dates and places and in the manner mentioned in such Bonds, according to the true intent and meaning thereof. If so provided in any such Bonds, such payment will, to the extent so provided, be made without deduction for taxes.

	BGE will maintain offices or agencies at such place or places as shall be designated in any of the Bonds issued hereunder for payment of principal or interest, registration, transfer, exchange or any other purpose in this Indenture or in any such Bonds specified, and from time to time will notify the Trustee of the location of all such offices or agencies. If BGE shall fail so to maintain any such office or agency or so to notify the Trustee, presentations and demands may be made to or upon, and notice may be served upon, BGE at the office of the Trustee.

	SEC. 2.	Execution of Documents.  Whenever required by
the Trustee, BGE will do, execute, acknowledge and deliver, or it will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, transfers and assurances for the better assuring, conveying and confirming unto the Trustee all and singular the premises, estates and property hereby conveyed, or intended so to be, as the Trustee shall reasonably require for better accomplishing the provisions and purposes of this Indenture, and for securing payment of the principal and interest of the Bonds intended to be hereby secured.

	Whenever and as often as required by the Trustee, BGE will execute such deeds, conveyances or instruments as may be necessary or proper to convey to the Trustee, or vest in the Trustee the legal title to, any property hereafter acquired by BGE, but all property which shall be so acquired, whether so conveyed to or vested in the Trustee or not, shall become ipso facto subject to the lien and operation of this Indenture, as fully as if so conveyed to or vested in the Trustee.

Article III
Section 3

	The Trustee shall be under no duty or obligation to require any such acts, deeds, transfers, assurances, conveyances or other instruments mentioned in this Section 2 of this Article.

	SEC. 3.	Payment of Taxes; Liens.  BGE will, from time
to time (1) pay and discharge all taxes, assessments and governmental charges lawfully imposed upon the premises or property hereby mortgaged, or upon any part thereof, or upon the income or profits thereof, or upon BGE or otherwise, and
(2) pay, or make adequate provision for the discharge of all lawful claims and demands of mechanics, laborers, and others, which, in either case (of taxes, assessments or governmental charges, or of claims or demands) would constitute liens, prior to the lien of these presents, upon the premises or property hereby mortgaged, or any part thereof, or the income or profits thereof; provided BGE need not pay any such tax, assessment, governmental charge, claim or demand, so long as in good faith it shall contest the validity thereof. BGE will not do or suffer to be done anything whereby the lien or security of this Indenture might be impaired.

	SEC. 4.	Payment of Prior Charges.  BGE will pay and
discharge, or cause to be paid and discharged, as the same accrues, all Prior Charges. BGE will at all times cause to be duly observed and performed all the covenants and conditions contained in any of the mortgages, deeds of trust or other instruments securing or creating any of the Prior Charges for which Bonds or deposited cash shall be reserved under Section 6 of Article I of this Indenture. BGE will pay and discharge, or cause to be paid and discharged, at maturity, (and will not extend or renew, or permit to be extended or renewed), all Prior Charges for which such reservation shall be made.

	SEC. 5.	Issue Bonds only for Proper Purpose.  BGE
will not issue, negotiate, sell or dispose of any Bonds hereby secured, or apply or use any sums disbursed to it by the Trustee as herein provided, in any manner, or for any purpose, other than as herein prescribed.

	SEC. 6.	Maintain Insurance.  BGE will insure and keep
insured to the extent to which similar property is usually insured by similar companies, either through insurance companies (whether stock, mutual or of any other kind) or through an insurance fund to be maintained by BGE, or through both means, all of the hereby mortgaged property which is usually insured by similar companies. If BGE shall fail to effect or keep in force such insurance, the Trustee may insure such property, in like manner, at the cost of BGE, but shall be under no obligation to do so. The

Article III
Section 7

policies, if any, for such insurance shall be made payable to the Trustee, as its interest may appear but all premiums on such policies shall be paid by BGE. All proceeds of such insurance with insurance companies shall be applied only to the replacement, repair or restoration of the property damaged or destroyed or, at the option of BGE, shall be applied as proceeds of sale of property are authorized to be applied under Section 3 of Article VIII of this Indenture. Until so applied, all such proceeds shall be paid to the Trustee and deposited with it or some other depositary or depositaries pursuant to Section 10 of Article I of this Indenture. Before the Trustee shall disburse and pay over to BGE any such proceeds of insurance for application to replacements, repairs or restoration, BGE shall make application for such payment, to the Trustee, in the same manner, and (so far as, in the opinion of the Trustee, the nature of the application permits) with similar accompanying instruments and Authorizing Resolutions as is provided in
Section 7 of Article I of this Indenture with respect to the certification and delivery of Residue Bonds.

	BGE will furnish annually to the Trustee a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer of BGE, stating that it has kept all of the mortgaged property which is usually insured by similar companies insured to the extent to which similar property is usually insured by similar companies, through stock, mutual or other insurance companies or through an insurance fund maintained by BGE, and stating the total amount of such insurance. If BGE maintains an insurance fund, such certificate shall state the amount thereof and the securities in which it is invested.

	SEC. 7.	Payment of Leases; Maintenance of Property.
BGE from time to time will punctually pay all ground rents and other rentals and perform all obligations, covenants and conditions under any leases of property in which it holds any leasehold interest. BGE will preserve all its easements, franchises and rights, and will at all times keep the mortgaged premises and property in good working order and condition, so as to enable it to conduct its business efficiently, and will from time to time make all needful repairs, renewals and replacements and all useful and proper alterations, additions, betterments and improvements.

	SEC. 8.	Property of Subsidiaries.  Subject to the
provisions of any mortgages or instruments securing any Prior Charges, BGE will at all times cause to be duly observed and performed with respect to the property, franchises and income of Subsidiaries all things in Sections

Article III
Section 9

3, 6 and 7 of this Article covenanted with respect to its own property, franchises and income.

	SEC. 9.	Supplemental Indentures.  From time to time
BGE, when authorized by a resolution of its Board of Directors, and the Trustee may, subject to the provisions of this Indenture, and, when so required by this Indenture, shall execute, acknowledge and deliver indentures supplemental hereto, which thereafter shall form a part hereof, for the purpose of (a) conveying, assuring or confirming to, or vesting in, the Trustee any property, now owned or hereafter acquired by BGE, pursuant to any of the provisions of Section 7 of Article I or Section 2 of this
Article III hereof; (b) adding to the limitations or restrictions specified in this Indenture further limitations or restrictions upon the amount or purposes of issue of Bonds hereby secured (or upon payment of deposited cash) or of any securities or obligations of BGE or any other corporation's capital stock of which shall be owned by BGE, or otherwise adding to the covenants of BGE in this Indenture for the protection of the holders of the Securities; (c) making provisions for the conversion into capital stock, or the redemption before maturity, or additional provision for the retirement through a sinking fund, of any Bonds thereafter to be issued hereunder; (d) evidencing the succession, or successive successions, of another corporation to BGE and the assumption by such successor corporation of the covenants and obligations of BGE in the Bonds and in this or any supplemental indenture contained; (e) making such provision, not inconsistent with this Indenture, as may be necessary or desirable with respect to matters or questions arising hereunder; or (f) as may be necessary to comply with any applicable federal, state or local law, rule or regulation.

	No supplemental indenture shall be executed pursuant to any of the provisions of the Indenture which shall not comply with the provisions of the Trust Indenture Act.

	SEC 10.	No Third Party Rights.  Nothing in this
Indenture shall be construed to give to any person or corporation other than the parties hereto and the holders of the Bonds any right, remedy or claim whatsoever under or in respect of this Indenture or any covenant, condition or provision herein contained; all its covenants, conditions and provisions, except as aforesaid, being for the sole and exclusive benefit of the parties hereto and of the holders of the Bonds.

Article IV
Section 1

ARTICLE IV.

As to Bonds and Stocks Pledged Hereunder

	SEC. 1.	Stock and Bonds Delivered to Trustee.  BGE
shall cause all bonds and securities, and certificates for all shares of stock, of other corporations, (except temporary investments, of reserves or other funds, intended to be reconverted into cash), now owned or hereafter acquired by it, together with proper instruments of assignment and transfer thereof in blank, to be forthwith, or immediately upon acquisition by BGE, delivered to the Trustee to be held by it, subject in all respects to the lien and operation of this Indenture.

	SEC. 2.	Transfer of Stock to Trustee.  The Trustee
may cause to be transferred into its name, as Trustee hereunder, or into the name of any nominee or nominees selected by it, all shares of stock the certificates for which shall be delivered to it under any of the provisions hereof; and in its discretion the Trustee may at any time cause all or any part of the bonds delivered to it under any of the provisions hereof to be registered in its name, as Trustee hereunder. The Trustee may, however, from time to time, assign and transfer, or permit to be assigned and transferred, as many shares of stock as may be necessary to qualify persons who may be chosen directors or officers of the several corporations whose stock is so held by the Trustee, such assignment and transfer being made upon such terms and conditions as the Trustee shall deem necessary or proper for the protection of the trusts of this Indenture, by redelivery to the Trustee of the stock certificates endorsed in blank, or otherwise.

	SEC. 3.	Company Entitled to Interest, Dividends and
Voting Rights. So long as BGE is in possession of the mortgaged premises and property as herein (in Article X, Section 1) permitted, BGE shall be entitled to receive all interest and dividends (when paid out of income, but not if paid out of the proceeds of a sale of property belonging to a corporation the bonds, securities or stock of which are subject to the lien of this Indenture) or other Moines in the nature of income paid in respect of any such bonds, securities or stock, and to exercise in such manner as it shall think fit (except in this Article IV or elsewhere in this Indenture restricted) the voting power conferred by any such stock; and for that purpose the Trustee shall execute or cause to be executed from time to time, at the expense of BGE, such proxies or other instruments, in favor of BGE or its nominees, in such form and for such purposes as shall be reasonably required by BGE, and shall be expressed in the written request of the President or a Vice-President of BGE

Article IV
Section 4

therefor, to enable it to exercise such voting powers in respect of such shares of stock held by or registered in the name of the Trustee.

	The Trustee shall be protected in respect of any such proxy or other instrument which it may execute or cause to be executed, if such proxy or other instrument shall contain a provision substantially as follows:

		"This instrument shall not be used or voted in any respect in contravention of any of the terms or of the intent of the Indenture, amended and restated as of January 1, 1995 from BGE to Bankers Trust Company, as Trustee, to which reference is hereby made."

	SEC. 4.	No Transfers or Encumbrances on Stock of
Subsidiaries.  BGE hereby further covenants:

	(A)	Not to sell, assign or transfer any such claim for
dividend or interest, or collect any such claim by legal proceedings or by the enforcement of any security except with the prior written assent of the Trustee; such claims, until actually paid, to remain subject to the lien of this Indenture.

	(B)	Not to sell, encumber or voluntarily part with
ownership of or title to, but subject to the lien hereof to hold, all stock of any Subsidiary, or its equity of redemption therein, or the voting power thereon.

	(C)	To take all such action as from time to time may
be necessary to preserve the corporate existence and rights of every Subsidiary, until it shall have lawfully acquired and subjected to the lien of this Indenture all the property and franchises of any such corporation.

	SEC. 5.	Limits on Acts of Subsidiaries.  BGE will at
all times prevent any Subsidiary :

	(A)	From creating any new secured indebtedness or lien
upon its properties or franchises, except to secure loans from BGE to such corporation made for enabling it to acquire additional property or to make betterments, improvements or extensions, any such secured indebtedness or lien created as security for such loans from BGE to be subject in all respects to the lien of this Indenture and to be forthwith transferred and delivered to the Trustee.

Article IV
Section 5

	(B)	From creating any other indebtedness, except (1)
current operating expenses, bank indebtedness or inter-company indebtedness (between Subsidiaries or between Subsidiaries and BGE), contracted in the ordinary course of business, or (2) (in the case of any Subsidiary) indebtedness created for the same purpose and upon the same conditions stated, with respect to new secured indebtedness or liens, in clause 2 of subdivision (A) of this Section 5.

	(C)	From causing the consolidation or merger (or,
through sale or transfer of property and franchises as an entirety, the substantial equivalent thereof) of any such corporation with any other corporation or corporations, except upon the following terms, to wit: (1) One or more Subsidiaries may consolidate with BGE, if the consolidation agreement shall provide (a) that all the property and franchises of the corporation or corporations so consolidating with BGE shall, immediately upon such consolidation, pass to the Trustee hereunder, subject only to such liens on such property as may have existed prior to the consolidation, and (b) that the new corporation resulting from such consolidation shall execute its deed of trust, or such other and further assurance of title as the Trustee or its counsel may demand, conveying to the Trustee as security for the Securities all of the property of said new corporation, subject only to the liens thereon existing prior to such consolidation; and (2) any Subsidiary may consolidate with any other Subsidiary or Subsidiaries, provided that the Trustee shall receive the same proportion of the total authorized capital stock (and voting stock of each class) of the consolidated corporation as the aggregate stock (and voting stock of each class) which it then holds in the consolidating corporations bears to the aggregate authorized capital stock (and voting stock of each class, respectively) of such consolidating corporations, and provided further that no indebtedness or liens shall be created upon the property of such consolidating or consolidated corporations, except indebtedness or liens of the same kind, for the same purposes and upon the same conditions stated in clause (2) of subdivision (A) and in subdivision (B) of this Section 5.

	(D)	From authorizing the increase of the capital stock
of any such corporation, unless such new stock shall be sold for at least par, nor, in any case (1) in such a manner as to create any preference in favor of any stock over the stock subject to the lien of this Indenture; or (2) in such a manner as to cause the amount of stock (or voting stock of any class) subject to this Indenture to be a smaller proportion of the total authorized capital stock (or voting stock of any class) of such corporation.

Article IV
Section 6

	(E)	From doing anything else inconsistent with the
provisions or purposes of this Indenture or detrimental to the interests of the holders of the Securities.

	SEC. 6.	Trustee's Rights to Stocks and Bonds.
Subject only to the rights and powers hereinbefore reserved to BGE while it is in possession of the mortgaged premises and property, the Trustee shall have and may exercise all the rights of owner with respect to any and all bonds, obligations or stocks so owned, and accordingly may at any time do whatever may be necessary for the purpose of maintaining or preserving the corporate existence, rights and franchises of the corporations issuing such bonds, obligations or stocks, or for the purpose of protecting the interests of the Trustee and of the holders of the Securities.

	All Moines received by the Trustee pursuant to any of the provisions of this Article IV shall be deposited pursuant to Section 10 of Article I, and shall be applied as proceeds of sale of property are authorized to be applied under Section 3 of Article VIII of this Indenture.

ARTICLE V.

Remedies of Trustee and Bondholders

	SEC. 1.	No Extension for Claims of Interest.  BGE
will not, directly or indirectly, extend or assent to the extension of the time for payment of any claim for interest upon any of the Bonds and will not, directly or indirectly, be a party to or approve any arrangement therefor by purchasing or funding said claims for interest on Bonds or in any other manner. In case the time for payment of any such claim for interest shall be so extended, whether or not such extension be by or with the consent of BGE, or in case any such claim for interest shall, through pledge or sale before, at, or after maturity, become detached from any bond or note and not owned by the owner of the bond or note to which it relates, then such extended or detached claim for interest shall not be entitled, in case of default hereunder, to the benefit or security of this Indenture, except subject to the prior payment in full of the principal of all the Bonds then outstanding and of all claims for interest not so extended, separated or detached; the intention of this Indenture being to prevent any accumulation, after maturity, of claims for interest.

	SEC. 2.	Events of Default.  The following events
shall constitute "events of default," that is to say:

Article V
Section 3

	(1)	Default in the payment of any interest on any of
the Bonds and the continuance of such default for the period of sixty days; or

	(2)	Default in the payment of the principal of any of
the Bonds; or

	(3)	[RESERVED]

	(4)	Default in the due observance or performance of
any other covenant or condition herein required to be kept or performed by BGE, and the continuance of such default for a period of sixty days after written notice thereof to BGE from the Trustee, or from the holders of five percent in amount of the Bonds outstanding; or

	(5)	An order made for the appointment of a receiver of
BGE, or of the mortgaged premises and property or any part thereof, (if such appointment shall, in the opinion of the Trustee, be prejudicial to the security of the Bonds, or to the interests of the holders of the Bonds), or for the winding up or liquidation of the business and affairs of BGE, or for adjudicating BGE a bankrupt, or corporate action taken on the part of BGE for any of the purposes aforesaid.

	SEC. 3.	Trustee's Possession of Property Upon
Default; Distribution of Earnings. Upon the happening of any one or more of the aforementioned "events of default", the Trustee, personally or by its agents or attorneys, may enter into and upon all or any part of the property and premises, franchises, rights and interests hereby conveyed, and each and every part thereof, and may exclude BGE, its agents and servants, wholly therefrom, and having and holding the same may use, operate and control said property and premises, and manage the same, and conduct the business thereof, either personally or by its superintendents, managers, receivers, agents and servants or attorneys, to the best advantage of the holders of the Bonds; and upon every such entry the Trustee, at the expense of the trust estate, from time to time either by purchase, repairs or construction, may maintain and restore, and may insure or keep insured, the said property and premises whereof it shall become possessed, as aforesaid; and likewise from time to time, at the expense of the trust estate, may make all necessary or proper repairs, renewals and replacements, and useful alterations, additions, betterments and improvements thereto and thereon, as to it may seem judicious; and, in such case, the Trustee shall have the right to manage the mortgaged premises, and to carry on the business and exercise all rights and powers of BGE, either in the name of BGE or otherwise, as the Trustee shall deem best; and it shall be entitled to collect and to receive all earnings,

Article V
Section 4

income, rents, issues and profits of the same and every part thereof; and after deducting the expenses of operating said property and premises, and of conducting the business thereof, and of all repairs, maintenance, renewals, replacements, alterations, additions, betterments and improvements, and all payments which may be made for taxes, assessments, insurance and prior or other proper charges upon the said property and premises, or any part thereof, as well as just and reasonable compensation for its own services, and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, it shall apply the Moines arising as aforesaid as follows:

	In case the principal of none of the Bonds shall have become due and be unpaid, to the payment of the interest in default, in the order of the maturity of the installments of such interest, with interest thereon at the same rate as is borne by the Bonds or notes upon which such interest is due; such payments to be made ratably to the persons entitled thereto, without discrimination or preference.

	In case the principal of any of the Bonds shall have become due, by declaration or otherwise, and shall be unpaid, first to the payment of the accrued interest (with interest on the overdue installments thereof at the same rate as is borne by the Bonds or notes upon which such interest is due) in the order of the maturity of the installments, and then to the payment of the principal of all the Bonds, whether due or not; in every instance such payments to be made ratably to the persons entitled to such payment, without any discrimination or preference; these provisions, however, not being intended in any wise to modify the provisions of Section 1 of this Article.

	SEC. 4.	Failure to Pay Interest When Due.  In case
default shall be made in the payment of any interest on any of the Bonds, and any such default shall have continued for a period of sixty days, then and in every case of such continuing default, upon the written request of the holders of a majority in amount of the Bonds then outstanding, the Trustee, by notice in writing delivered to BGE, shall declare the principal of all the Bonds then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be immediately due and payable, anything in this Indenture or in the Bonds contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, all arrears of interest upon all the Bonds, with interest on overdue installments of interest at the same rate as is borne by the bonds or notes upon which such

Article V
Section 5

interest is due, and the principal of any of the Bonds which shall have become due by their terms, and the expenses of the Trustee, shall either be paid by BGE, or be collected out of the mortgaged premises before any sale of the mortgaged premises or property shall have been made, then and in every such case the holders of a majority in amount of the Bonds then outstanding, by written notice to BGE and to the Trustee, may waive such default and its consequences; but no such waiver shall extend to or affect any subsequent default or impair any right consequent thereon.

	In case the Trustee shall have proceeded to enforce any right under this Indenture, by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned because of such waiver, or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case BGE and the Trustee shall be restored to their former position and rights hereunder in respect of the mortgaged premises and property, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

	SEC. 5.	Trustee May Sell Property or Sue to Enforce
Rights. Upon the happening of any one or more of the aforementioned "events of default", the Trustee, with or without entry, personally or by attorney, in its discretion
(a) may sell, to the highest and best bidder, all and singular the mortgage property and premises, franchises, rights and interests, and all right, title and interest, claim and demand therein, and right of redemption thereof, in one lot and as an entirety, unless such sale as an entirety is impracticable by reason of some statute or other cause; which sale shall be made at public auction in the City of Baltimore, in the State of Maryland, at such time and upon such terms as the Trustee may fix and briefly specify in the notice of sale to be given, as herein provided; or (b) may proceed to protect and enforce its rights and the rights of holders of the Bonds under this Indenture, by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustee shall deem most effectual to protect and enforce any of its rights or duties hereunder.

	Upon the written request of the holders of not less than a majority in principal amount of all the Bonds at the time outstanding, in case of any such 'event of default,' it shall be the duty of the Trustee, upon being indemnified as hereinafter provided, to take all needful steps for the

Article V
Section 6

protection and enforcement of its rights and the rights of the holders of the Bonds, and to exercise the powers of entry or sale herein conferred, or both, or to take appropriate judicial proceedings by action, suit or otherwise, as the Trustee, being advised by counsel learned in the law, shall deem most expedient in the interest of the holders of the Bonds.

	SEC. 6.	Bondholders May Control Sale.  Anything in
this Indenture contained to the contrary notwithstanding, the holders of sixty-five percent in amount of the Securities then outstanding, from time to time, shall have the right to direct and to control any and all proceedings for any sale of the premises hereby conveyed, mortgaged or pledged, or for the foreclosure of this Indenture, or for the appointment of a receiver, or any other proceedings hereunder; provided, however, that the Trustee shall have the right to refuse to comply with any direction or order of holders of the Bonds under this Section, if in its judgment, or in the judgment of its counsel, compliance therewith would be unjustly prejudicial to non-assenting holders.

	SEC. 7.	Notice of Sale.  Notice of any sale pursuant
to any provision of this Indenture, whether made under the power of sale hereby granted and conferred, or under or by virtue of judicial proceedings, or of some judgment or decree of foreclosure and sale, shall state the time and place when and where the same is to be made, and shall contain a brief general description of the property to be sold, and shall be sufficiently given if published once in each week for four successive weeks prior to such sale in a newspaper published in the Borough of Manhattan, in the City of New York, and in two newspapers published in the City of Baltimore, in the State of Maryland, and in such other manner as may be required by law.

	SEC. 8.	Adjournment of Sale.  The Trustee from time
to time may adjourn any sale to be made by it under the provisions of this Indenture, by announcement at the time and place appointed for such sale, or for such adjourned sales; and without further notice or publication, it may make such sale at the time and place to which the same shall be so adjourned.

	SEC. 9.	Completion of Sale. Upon the completion of
any sale under this Indenture, the Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds or other instruments of conveyance of the property and franchises sold. And the Trustee and its successors are hereby appointed the true and lawful attorney or attorneys, irrevocable, of BGE, in its name and stead to make any necessary deeds and conveyances of

Article V
Section 10

property thus sold; and for that purpose it or they may execute all necessary acts of assignment and transfer, BGE hereby ratifying and confirming all that its said attorney or attorneys shall lawfully do by virtue hereof.

	Any such sale made under, or by virtue of, this Indenture, whether under the power of sale hereby granted and conferred, or under or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of BGE of, in and to the premises sold, and shall be a perpetual bar, both at law and in equity, against BGE, its successors and assigns, and against any and all persons claiming or to claim the premises sold, or any part thereof, from, through, or under BGE, its successors or assigns.

	SEC. 10.	Purchasers of Property.  The receipt of the
Trustee or of the court officer conducting the sale shall be a sufficient discharge to any purchaser of the property, or any part thereof, sold as aforesaid, for the purchase money, and no such purchaser, or his representatives, grantees, or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture, or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

	SEC. 11.	Upon Sale Bonds Mature.  In case of such
sale, whether under the power of sale hereby granted or pursuant to judicial proceedings, the principal of all the Bonds, if not previously due, immediately thereupon shall become and be due and payable, anything in the Bonds issued hereunder or in this Indenture to the contrary notwithstanding.

	SEC. 12.	Application of Sale Proceeds.  The purchase
money, proceeds and avails of any such sale hereunder, whether under the power of sale hereby granted or pursuant to judicial proceedings, together with any other sums which then may be held by the Trustee under any of the provisions of this Indenture as part of the trust estate or of the proceeds thereof, shall be applied as follows:

	First. To the payment of the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents, and attorneys, and of all expenses, liabilities and advances made or incurred in good faith and without negligence by the Trustee in managing and maintaining the property hereby conveyed, and to the payment

Article V
Section 13

of all taxes, assessments or liens prior to the lien of these presents, except any taxes, assessments, or other superior liens to which such sale shall have been made subject.

	Second.	To the payment of the whole amount then owing
or unpaid upon the Bonds for principal and interest, with interest on the overdue installments of interest at the same rate as is borne by the bonds or notes upon which such interest is due, and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Bonds then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, ratably to the aggregate of such principal and the accrued unpaid interest, subject, however, to the provisions of Section 1 of this Article.

	Third. To the payment of the surplus, if any, to BGE, its successors or assigns, or to whosoever may be lawfully entitled to receive the same.

	SEC. 13.	Use of Bonds to Purchase Property.  In case
of any such sale hereunder, any purchaser, for the purpose of making settlement or payment for the property purchased, shall be entitled to turn in any Bonds or notes in order that there may be credited, as paid thereon, the sums payable out of the net proceeds of such sale to the holder of such Bonds or notes, as his ratable share of such net proceeds, after allowing for the proportion of the total purchase price required to pay the costs and expenses of the sale, or otherwise; and such purchaser shall be credited, on account of the purchase price of the property purchased, with the sums payable out of such net proceeds on the Bonds so turned in; and, at any such sale, any bondholders or noteholders may bid for, and purchase, such property, and may make payment on account thereof as aforesaid, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

	SEC. 14.	No Contest to Sale by Company.  BGE will not
at any time insist upon or plead, or in any manner whatever claim or take the benefit or advantage of, any stay or extension law now or at any time hereafter in force where the mortgaged premises or property are situate, nor will it claim, take or insist on, any benefit or advantage from any law, now or hereafter in force, providing for the valuation or appraisement of the mortgaged premises or property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the

Article V
Section 15

decree of any court of competent jurisdiction; nor after any such sale or sales will it claim or exercise any right under any law enacted by any authority to redeem the property so sold or any part thereof; and it hereby expressly waives all benefit and advantage of any such law or laws; and it covenants that it will not hinder, delay or impede the execution of any power herein granted and delegated to the Trustee, but that it will suffer and permit the execution of every such power, as though no such law or laws had been made or enacted.

	SEC. 15.	Right of Entry; Appointment of Receiver.  If
upon the happening of any "event of default" a bill in equity shall be filed or any other judicial proceedings commenced to enforce any right of the Trustee or of the holders of the Bonds under this Indenture, then the Trustee shall be entitled to exercise the right of entry herein conferred, and also any and all other rights and powers herein conferred, and provided to be exercised by the Trustee upon the occurrence and continuance of default, as hereinbefore provided; and as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the premises and property hereby mortgaged, and of the earnings, income, revenue, rents, issues and profits thereof, with such powers as the court making such appointment shall confer.

	SEC. 16.	Failure to Pay Interest or Observe Other
Covenants; Outstanding Judgments. In case BGE shall make default in the payment of any interest on any of the Bonds, or in the due observance or performance of any other covenant or condition herein required to be kept or performed by BGE, and at the time of such default there shall be any existing judgment against BGE, unsatisfied and unsecured by bond on appeal, the Trustee shall thereupon be entitled forthwith to exercise all the rights and powers herein conferred, and provided to be exercised by the Trustee upon the happening of an "event of default," and as a matter of right the Trustee shall thereupon be entitled to the appointment of a receiver of the premises and property hereby mortgaged, and of the earnings, income, revenue, rents, issues and profits thereof, with such powers as the court making such appointment shall confer.

	SEC. 17.	Surrender of Property.  BGE, at any time
before full payment of the Bonds, and whenever it shall deem it expedient for the better protection and security of the Bonds, although there be then no default entitling the Trustee to enter into possession, with the consent of the Trustee may surrender and deliver to the Trustee full possession of the whole or any part of the property, premises, franchises and interests hereby conveyed or

Article V
Section 18

intended so to be, and then being in the possession of BGE, for any period fixed or indefinite. Upon such surrender and delivery to the Trustee with its consent, the Trustee shall enter into and upon the premises so surrendered and delivered, and shall take and receive possession thereof, for such period fixed or indefinite, as aforesaid, without prejudice, however, to its right at any time subsequently, when entitled thereto by any provision hereof, to insist upon and to maintain such possession, though beyond the expiration of any prescribed period. Upon any such voluntary surrender and delivery of said property and premises or any part thereof, the Trustee, from the time of its entry, shall maintain, use, manage, control and employ the same in accordance with the provisions of this Indenture, and shall receive and apply the income and revenues thereof, as provided in Section 3 of this Article.

	SEC. 18.	Judgment for Unpaid Principal or Interest.
BGE covenants that (1) in case default shall be made in the payment of any interest on any of the Bonds, and such default shall have continued for a period of sixty days, or
(2) in case default shall be made in the payment of the principal of any of the Bonds, then, upon demand of the Trustee, BGE agrees to pay to the Trustee for the benefit of the holders of the Bonds hereby secured then outstanding, the whole amount due and payable on such Bonds then outstanding, for interest or principal, or both, as the case may be, with interest upon the overdue installments of interest at the same rate as is borne by the Bonds upon which such interest is due; and in case BGE shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to recover judgment against BGE, for the whole amount so due and unpaid.

	In the case of a default in payment of the principal of any Bond issued hereunder, when and as the same shall become due and payable, or in the case of a default in payment of the interest on any such Bond, when and as the same shall become due and payable and the continuance of such default for a period of sixty days, the Trustee shall be entitled and is authorized to recover judgment, in its own name and as trustee of an express trust, against BGE and any other obligor upon the Bonds issued hereunder for the whole amount of such principal and interest remaining unpaid. Nothing in the preceding paragraph of this Section 18 shall be construed as limiting or qualifying anything in this paragraph, but this paragraph shall be construed and given full effect as if the preceding paragraph had never been contained in the Indenture.

Article V
Section 19

	The Trustee shall be entitled to recover judgment as aforesaid, either before, or after, or during the pendency of, any proceedings for the enforcement of the lien of this Indenture upon the mortgaged premises and property, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the lien thereof; and in case of a sale of the mortgaged premises or property and of the application of the proceeds of sale to the payment of the mortgage debt, the Trustee in its own name and as trustee of an express trust shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon any and all of the Bonds then outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment for any portion of the mortgage debt remaining unpaid, with interest. No recovery of any such judgment by the Trustee, and no levy of any execution upon any such judgment on property subject to the lien of this Indenture or upon any other property, shall in any manner, or to any extent, affect the lien of the Trustee upon the mortgaged premises or property or any part thereof, or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the holders of the Bonds; but such lien, rights, powers and remedies shall continue unimpaired as before.

	Any Moines collected by the Trustee under this Section shall be applied by the Trustee, first to the payment, at the option of the Trustee, of the costs and expenses of the proceedings resulting in the collection of such Moines, and of the expenses paid or incurred by the Trustee in theretofore managing and maintaining the property hereby conveyed, and then to the payment of the amounts then due and unpaid upon such Bonds without any preference or priority of any kind, except as provided in Section 1 of this Article, and ratably according to the amounts due and payable upon such Bonds at the date fixed by the Trustee for the distribution of such Moines.

	SEC. 19.	Bondholder's Remedies.  No holder of any Bond
hereby secured shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust thereof or for the appointment of a receiver, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of such default and of the continuance thereof, as hereinbefore provided; nor unless, also, the holders of not less than a majority in principal amount of all the Bonds then outstanding shall have made written request upon the Trustee and shall have afforded to it reasonable opportunity, either to proceed to

Article V
Section 20

exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; nor unless, also, they shall have offered to the Trustee satisfactory security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby; and such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of this Indenture and to any action, or cause of action, for foreclosure or for the appointment of a receiver, or for any other remedy hereunder; it being understood and intended that no one or more holders of Bonds shall have any right in any manner whatever to affect, disturb or prejudice the lien of this Indenture by his or their action, or to enforce any right hereunder, except in the manner herein provided; and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided, and for the equal benefit of all holders of such outstanding Bonds.

	SEC. 20.	Remedies not Exclusive.  Except as herein
expressly provided to the contrary, no remedy herein conferred upon, or reserved to, the Trustee, or to the holders of Bonds hereby secured, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute.

	SEC. 21.	No Waiver of Rights.  No delay or omission of
the Trustee, or of any holder of Bonds hereby secured, to exercise any right or power accruing upon any default continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default, or an acquiescence therein; and every power and remedy given by this Article to the Trustee or to the holders of the Bonds may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of the Bonds, severally and respectively.

ARTICLE VI.

Immunity of Officers, Directors and Stockholders

	No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Bond hereby secured, shall be had against any incorporator, stockholder, officer or director of BGE, or of any successor corporation, either directly or through BGE, by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any statute or otherwise; it being expressly agreed and understood that this Indenture and the obligations hereby

Article VII
Section 1

secured are solely corporate obligations and that no personal liability whatever does or shall attach to, or be incurred by, the incorporators, stockholders, officers or directors of BGE, or of any successor corporation, or any of them, under or by reason of any of the obligations, covenants or agreements contained in this Indenture, or in any of the Bonds hereby secured, or implied therefrom; and that any and all personal liability of every name and nature, either at common law or in equity, or by statute or constitution, of every such incorporator, stockholder, officer or director, is hereby expressly waived as a condition of, and consideration for, the execution and issue of this mortgage and such Bonds.

ARTICLE VII.

Bondholders' Acts, Holdings and Apparent Authority

	SEC. 1. Execution of Instruments by Bondholders. Any request or other instrument provided by this Indenture to be signed and executed by holders of the Bonds may be in any number of concurrent instruments of similar tenor and may be signed or executed by such holders in person or by agent appointed in writing. Proof of the execution of any such request or other instrument, or of any writing appointing any such agent, and the holding by any person of Bonds, transferable by delivery, shall be sufficient for any purpose of this Indenture, if made in the manner provided in this Article.

	SEC. 2.	Notaries.  The fact and date of the execution
by any person of any such request or other instrument or writing may be proved by the certificate of any notary public, that the person signing such request or other instrument acknowledged to him the execution thereof or by an affidavit of a witness of such execution.

	SEC. 3.	Evidence of Bond Ownership.  The amount of
Bonds, transferable by delivery, held by any person executing any such request or other instrument as a holder of Bonds, and the issue numbers of the Bonds held by such person, and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, bankers, or other depositary (wherever situated), if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary, or exhibited to it, the Bonds therein described. The ownership of Bonds shall be proved by the registers of such Bonds, as provided in Section 13 of Article I hereof. Such proof shall be conclusive in favor of the Trustee with regard to any action by it under such request or other instrument, and

Article VII
Section 4

the Trustee may conclusively assume for all purposes that such ownership has continued until it shall be notified in writing to the contrary.

	SEC. 4.	[RESERVED]

ARTICLE VIII.

Releases of Mortgaged Property

	SEC. 1.	Sales of Property by BGE.  So long as BGE is
in possession of the mortgaged premises and property as herein (in Article X, Section 1) permitted, BGE may, under the conditions hereinafter stated , sell or exchange, free and clear from the lien of this Indenture, any of the mortgaged premises and property, except bonds, securities and stocks of Subsidiaries and franchises.

	Under the authority of a resolution of its Board of Directors, or of its Executive Committee, BGE may sell or exchange any equipment or machinery which may be worn out or superseded by new and improved equipment or machinery, and a release of such equipment or machinery from the lien of this Indenture need not be procured by BGE or the purchaser from the Trustee.

	Under the authority of a resolution of its Board of Directors or Executive Committee BGE may request the Trustee to release from the lien of this Indenture any real or leasehold property, or other personal property, except bonds, securities and stocks of Subsidiaries and franchises, and the Trustee may release the property so requested ;

Article VIII
Section 2

provided, however, that no such property shall be released unless at the time of such release BGE shall have sold or exchanged or contracted for the sale or exchange of the property so released, and unless at the time of such release such property shall be no longer necessary in the operation nor conduct of BGE's business, any such release may be in a separate instrument, executed by the Trustee, or the Trustee may join in the grant or assignment of such property made by BGE.

	Any such exchange of property shall be effected in compliance with the provisions of Section 3 of this Article relative to investment of proceeds of sale, so far as, in the opinion of the Trustee, such provisions are in their nature so applicable.

	SEC. 2.	Certificate Required.  Except in case of an
exchange of property, a certificate signed by the President or a Vice-President and by an engineer or (if the property disposed of be bonds, securities or stock) the Treasurer or an Assistant Treasurer of BGE, may be received by the Trustee as conclusive evidence of any of the facts mentioned in this Article; and such certificate, together with a copy of the resolution of the Board of Directors or Executive Committee of BGE, certified by its Secretary or an Assistant Secretary, shall be a full warrant to the Trustee for its action on the faith thereof; but the Trustee, in its discretion, may require such further and additional evidence as to it may seem reasonable. The purchaser or purchasers of any property so sold or disposed of under this Article shall not be required to see to the application of the purchase money.

	SEC. 3.	Application of Proceeds.  The proceeds of any
and all sales of property hereunder (including all Moines received as compensation for any property taken by exercise of the power of eminent domain) shall be paid to the Trustee and deposited pursuant to Article I, Section 10 hereof and shall be invested in the acquisition of other property, in the same manner and upon compliance with the same provisions as are prescribed in Article I, Section 7, hereof with respect to the disbursement of deposited cash, except in so far as, in the opinion of the Trustee, such provisions are in their nature inapplicable to such investment of such proceeds of sales of property. Such application of proceeds to the acquisition of other property shall, however, not be subject to the limitation, specified in Article I, Section

Article VIII
Section 4

7, to eighty percent of the cost of such additional property.

	In case the United States, or any State, county or municipality therein, shall at any time so purchase, or take by exercise of the power of eminent domain, and pay in cash for, substantially all the property of BGE, free and clear of the lien of this Indenture, leaving no substantial part of said property not so purchased or taken, the proceeds of such sale or taking may and, at the option of each holder of any of the Bonds, shall be applied to the purchase, at par and accrued interest, of any and all of the Bonds then outstanding which the holders thereof desire to sell at said price. All of the Bonds so purchased shall forthwith be canceled by the Trustee, and no further Bonds shall be issued hereunder for any purpose.

	SEC. 4.	Possession of Property by Trustee.  In case
the mortgaged premises and property shall be in the possession of the Trustee under any provision of this Indenture, or of a receiver lawfully appointed, the powers given to BGE in and by this Article may be exercised by the Trustee or such receiver.

	SEC. 5.	Sale of Subsidiary Property.  BGE covenants
that no Subsidiary will sell, exchange or dispose of any of its property, except (1) when, if the property disposed of were property of BGE, BGE might sell or exchange such property, free and clear of the lien hereof, and then (except as otherwise required under the terms of any mortgage or instrument securing any Prior Charges) only under the conditions in this Article stated with respect to property of BGE, including the same action on the part of BGE and written consent one the part of the Trustee, which, however, may, but need not be, expressed in a formal release or conveyance, and (2) when property is conveyed or transferred to BGE.

ARTICLE IX

Concerning the Trustee

	SEC. 1. Duties of Trustee. The Trustee hereby accepts the trust created by the Indenture. The Trustee undertakes, prior to the occurrence of an event of default as such term is defined in Section 2 of Article V of the Indenture, and after the curing of any such event of default, to perform such duties and only such duties as are specifically set forth in the Indenture, and in case of the occurrence of any such event of default (which has not been cured) to exercise such of the rights and powers vested in it by the Indenture, and to use the same degree of care and skill in their

Article IX
Section 2

exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

	The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The Trustee shall not, however, be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; the Trustee, prior to the occurrence of an event of default, and after the curing of any such event of default, shall not be liable except for the performance of such duties as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Trustee, but the duties and obligations of the Trustee, prior to the occurrence of an event of default, and after the curing of any such event of default, shall be determined solely by the express provisions of the Indenture; and the Trustee, prior to the occurrence of an event of default, and after the curing of any such event of default, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates or opinions conforming to the requirements of the Indenture, but the Trustee shall examine the evidence furnished to it pursuant to any provision of this Indenture to determine whether or not such evidence conforms to the requirements hereof.

	For the purposes of Sections 1 and 2 of this Article, an event of default shall be deemed cured when the default which gave rise to such event of default has been cured or the event of default has been waived as permitted by the Indenture.

	SEC. 2. Negligence or Willful Misconduct. No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

a.	prior to the occurrence of an event of default
hereunder as defined in Section 2 of Article V of the Indenture, and after the curing of any such event of default, the Trustee shall not be liable except for the performance of such duties as are specifically set out in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Trustee, but the duties and obligations of the Trustee, prior to the occurrence of such an event of default and after the curing of any such event of default

Article IX
Section 3

	which may have occurred, shall be determined solely by the express provisions of the Indenture;
and

b.	prior to the occurrence of an event of default
hereunder as defined in Section 2 of Article V of the Indenture, and after the curing of any such event of default, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of the Indenture;
and

c.	the Trustee shall not be liable for any error of
judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

d.	the Trustee shall not be liable with respect to
any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

	SEC. 3. No Responsibility for Company Statements. The recitals of fact in the Indenture and in the Bonds contained (other than the certificate of authentication of the Trustee on the Bonds), shall be taken as the statements of BGE, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the value of the mortgaged property or any part thereof, or as to the title of BGE thereto, or as to the value or validity of the security afforded thereby and by the Indenture, or as to the value or validity of any securities at any time held under the Indenture, or as to the validity of the Indenture or of the Bonds issued thereunder, and the Trustee shall incur no responsibility, except as otherwise provided in
Section 1 of this Article, in respect of such matters.

	Except as herein otherwise provided, any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee on BGE shall be deemed to have been sufficiently given and served, for all purposes, by being deposited postage prepaid in a

Article IX
Section 4

post office letter box in the City of New York, addressed
(until another address is filed by BGE with the Trustee) to BGE at 39 W. Lexington Street, Baltimore, Maryland 21201,
Attention:  Treasurer.

	SEC. 4. Reliance by Trustee on Others. Except to the extent otherwise provided by Sections 1 and 2 of this
Article:

	1.	The Trustee may rely and shall be protected
in acting upon any resolution, certificate, opinion, notice, request, consent, order, statement, report, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and

	2.	The Trustee may consult with counsel and the
opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

	3.	The Trustee may execute any of the trusts or
powers of the Indenture and perform any duty thereunder, itself or by or through its attorneys, agents or employees.

	4.	Whenever the existence or non-existence of
any fact or other matter shall be material, the Trustee shall, prior to the occurrence of an event of default hereunder as defined in Section 2 of Article V of the Indenture, and after the curing of any such event of default, be protected in acting or refraining from acting under any provision of the Indenture, in relying upon a certificate as to the existence or non-existence of any such fact or matter signed by the President or a Vice-President and the Secretary or an Assistant
Secretary or the Treasurer or an Assistant Treasurer of BGE, but in its discretion the Trustee may accept other evidence of such fact or matter, or may require such further or additional evidence as to it may seem reasonable.

	5.	Unless other evidence be herein specifically
prescribed, any request, direction or order of BGE mentioned herein shall be expressed by a resolution of the Board of Directors or the Executive Committee of BGE, and the same shall be evidenced to the Trustee by a copy thereof certified as such by the Secretary or an Assistant Secretary of BGE, under the corporate seal, and the Trustee may accept such copy as conclusive

Article IX
Section 4

evidence of the adoption of such resolution and of the facts and statements therein contained.

	6.	Whenever in the Indenture, in connection with
any application for the authentication and delivery of Bonds or for the payment of any Moines held by the Trustee or for the execution of any release or upon any other application to the Trustee, resolutions, certificates, statements, opinions, appraisals, reports, orders and/or other papers are required by any of the provisions of the Indenture to be delivered to the Trustee as a condition of the granting of such application, it is intended that the truth and accuracy of the facts and opinions stated therein shall, in each and every such case, be conditions precedent to the right of BGE to have such application granted.
Nevertheless, upon any such application, the resolutions, certificates, statements, opinions, appraisals, reports, orders and/or other papers so required to be delivered to the Trustee may be received by the Trustee as conclusive evidence of any act or matter therein set forth, and shall, in the absence of bad faith on the part of the Trustee, be full warrant, authority and protection to the Trustee acting on faith thereof, not only in respect of the facts but also in respect of the opinions therein set forth; and, before granting any such application, the Trustee shall not be bound to make any further investigation of the facts or opinions so set forth; but the Trustee may in its discretion, make any such further investigation as it may see fit. If the Trustee shall determine to make such further investigation, it shall be entitled to examine the books, records and premises of BGE, either itself or through its agents or attorneys; and unless satisfied, with or without such examination, of the truth and accuracy of the matters stated in such resolutions, certificates, statements, opinions, appraisals, reports, orders and/or other papers, the Trustee shall be under no obligation to grant the application. If, after such examination or other inquiry, the Trustee shall determine to grant the application, it shall not be liable for any action taken in good faith. The reasonable expense of every such examination or other inquiry shall be paid to BGE, or if paid by the Trustee, shall be repaid by BGE, upon demand, with interest at the rate of 6% per annum, and until such repayment shall be secured by a lien on the mortgaged property and the proceeds thereof prior to the lien of the Bonds issued hereunder.

	If and to the extent that any provision of the Indenture limits, qualifies, conflicts with, or is

Article IX
Section 5

contrary to any of the provisions of Sections 1, 2 and 4 of this Article, the provisions of said Sections of this Article shall be deemed to control and govern.
Without limiting the generality of the foregoing, the provisions of the Indenture referred to in the preceding sentence shall be deemed to include the following: the provision contained in Section 6 of
Article I of the Indenture to the effect that the Trustee may accept certificates as conclusive evidence of a reduction of the amount of Bonds reserved to be issued under said Section 6; the provision contained in
Section 7 of Article I to the effect that the Trustee may accept the instruments provided for as conclusive evidence of the facts or matters of opinion stated therein and of the propriety and conformity of the action requested; the provision contained in Section 2 of Article III to the effect that the Trustee shall be under no duty or obligation to require any acts, deeds, transfers, assurances, conveyances or other instruments mentioned; the provision contained in Section 6 of
Article III to the effect that the Trustee shall be under no obligation to insure mortgaged property; the provision contained in Section 19 of Article V to the effect that notification, request and offer of indemnity are, at the option of the Trustee, conditions precedent to the execution of the powers and trusts of the Indenture; and the provision contained in Section 2 of Article VIII, concerning releases of mortgaged property, to the effect that a certificate may be received by the Trustee as conclusive evidence of the facts mentioned in said Article and, together with a certified copy of a resolution, shall be a full warrant to the Trustee for its action thereon.

	SEC. 5. Not Liable for Payment Beyond Monies Deposited. Whenever provision is made in the Indenture for the payment of monies by the Trustee, whether on redemption of Bonds, or payment of Bonds, the payment or repayment of monies to BGE, or otherwise, the Trustee shall in no event be liable to anyone beyond the amount of monies deposited with it for any such purpose.

	SEC. 6. Trustee May Own Bonds. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds secured hereby with the same rights it would have if it were not Trustee.

	SEC. 7. Segregation of Monies. Subject to the provisions of Section 10 of Article I of the Indenture, all monies received by the Trustee whether as Trustee or paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were paid, but

Article IX
Section 8

need not be segregated from other funds, except as otherwise provided by law, and the Trustee shall not be under any liability to pay interest thereon except such, if any, as during the period it may generally allow on similar funds. Unless an event of default as defined in Section 2 of
Article V of the Indenture shall have happened and shall be continuing to the knowledge of the Trustee, any interest so allowed by the Trustee shall be paid over to BGE.

	SEC. 8. Compensation. The Trustee shall be entitled to reasonable compensation for all services rendered by it in the execution of the trusts created by the Indenture, and shall be reimbursed by BGE for any expenditures made by the Trustee on account of any provisions or requirements thereof, and for any liability or damages which the Trustee, acting in good faith and without negligence, may incur or sustain; and for its indemnification in respect of such trusts and its duties hereunder, and for payment of its compensation, disbursements and expenses, the Trustee is hereby given a lien upon the mortgaged premises and property and the proceeds thereof, prior to the lien of the holders of any of the Bonds secured hereby.

	SEC. 9. Trustee May File Claims for Compensation. In order to further assure the Trustee that it will be compensated and reimbursed as provided in Section 8 of this Article and that the prior lien provided for in said Section
8 upon the trust estate to secure the payment of such compensation and reimbursement will be enforced for the benefit of the Trustee, all parties to the Indenture agree, and each holder or owner of any Bond by his acceptance thereof shall be deemed to have agreed that in the event of:

(1)	the adjudication of BGE as a bankrupt by any court
of competent jurisdiction,

(2)	the filing of any petition seeking the
reorganization of BGE under the Federal Bankruptcy
Laws or any other applicable law or statute of the United States of America or of any State thereof,

(3)	the appointment of one or more trustees or
receivers of BGE or of all or substantially all of the property of BGE,

(4)	the filing by BGE of a petition to take advantage
of any insolvency act, or

(5)	the institution of any other proceeding wherein it
shall become necessary or desirable to file or present claims against BGE,

Article IX
Section 9

the Trustee may file from time to time in any such proceeding or proceedings one or more claims, supplemental claims and amended claims as a secured creditor for its reasonable compensation for all services rendered by it (including services rendered during the course of any such proceeding or proceedings) and for reimbursement for all advances, expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) made or incurred by it in the execution of the trusts created by the Indenture and in the exercise and performance of any of the powers and duties of the Trustee under the Indenture; and the Trustee and its counsel and agents may file in any such proceeding or proceedings, applications or petitions for compensation for such services rendered, and for reimbursement for such advances, expenses and disbursements. The claim or claims of the Trustee filed in any such proceeding or proceedings shall be reduced by the amount of compensation for services, and reimbursements for advances, expenses and disbursements paid to it after final allowances to it and to its counsel and agents by the court in any such proceeding as an expense of administration or in connection with a plan of reorganization or readjustment. To the extent that compensation and reimbursement are denied to the Trustee or to its counsel or other agents because of not being rendered or incurred in connection with the administration of an estate in a proceeding or in connection with a plan of reorganization or readjustment, approved as required by law, because such services were not rendered in the interests of and with benefit to the estate of BGE as a whole but in the interests of and with benefit to the holders of the Bonds, in the execution of the trusts created by the Indenture or in the exercise and performance of any of the powers and duties of the Trustee under the Indenture or because of any other reason, the court may to the extent permitted by law allow such claim, as supplemented and amended, in any such proceeding or proceedings and for the purposes of any plan of reorganization or readjustment of BGE's obligations, classify the Trustee as a secured creditor of a class separate and distinct from that of other creditors and of a class having priority and precedence over the class in which the holders of Bonds are placed by reason of having a lien, prior and superior to that of the holders of the Bonds, upon the trust estate, including all property or funds held or collected by the Trustee as such. The amount of the claim or claims of the Trustee for services rendered and for advances, expenses and disbursements, including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ which are not allowed and paid in any such proceeding, but for which the Trustee is entitled to the

Article IX
Section 10

allowances of a secured claim as in the Indenture provided, may be fixed by the court or judge in any such proceeding or proceedings to the extent that such court or judge has or exercises jurisdiction over the amount of any such claim or claims.

	If and to the extent that the Trustee and its counsel and other persons not regularly in its employ do not receive compensation for services rendered, and reimbursement of its or their advances, expenses and disbursements, as herein provided, as the result of allowances made in any such proceeding or by any plan of reorganization or readjustment of obligations of BGE, the Trustee shall be entitled, in priority to the holders of the Bonds, to receive any distributions of any securities, dividends or other disbursements which would otherwise be made to the holders of Bonds in any such proceeding or proceedings and is hereby constituted and appointed, irrevocably, the attorney in fact for the holders of the Bonds and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel and other persons not regularly in its employ on account of services rendered, advances, expenses, and disbursements made or incurred, and to pay and distribute the balance, pro rata, to the holders of the Bonds. The Trustee shall have a lien upon any securities or other considerations to which the holders of Bonds may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.

	SEC. 10. Power to do Acts Incidental to Action. Whenever it is provided in the Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of BGE or of Bondholders, the Trustee taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

	SEC. 11. Eliminate Conflicting Interests. If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act, and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Bonds of any series, shall not be deemed to have a conflicting

Article IX
Section 12

interest arising from its capacity as trustee in respect of the Bonds of any other series.

	SEC. 12.	Trustee as Creditor.  If the Trustee shall be
or become a creditor of BGE (or any other obligor upon the Bonds), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against BGE (or such other obligor).

	SEC. 13.  RESERVED

	SEC. 14.	Eligibility of Trustee.  At all times the
Trustee hereunder shall be a trust company which is a corporation organized and doing business under the laws of the United States or of the State of New York or the State of Maryland, which (A) is authorized under such laws to exercise corporate trust powers and has its principal office in the Borough of Manhattan in the City of New York or in the City of Baltimore, Maryland, and (B) is subject to supervision or examination by Federal or State authority, and (C) has a combined capital and surplus aggregating at least $1,000,000, if there be such a trust company willing and able to accept the trust upon reasonable or customary terms. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) and (5) of the Trust Indenture Act.

	SEC. 15.	Resignation.  The Trustee, or any successor
hereafter appointed, may at any time resign and be discharged of the trusts hereby created by giving written notice to BGE and thereafter publishing notice thereof, specifying a date when such resignation shall take effect, which notice shall be published at least once a week for four successive weeks in a newspaper printed in the English language and customarily published on each business day, of general circulation in the Borough of Manhattan, in the City of New York, State of New York, and at least once a week for four successive weeks in a newspaper printed in the English language and customarily published on each business day, of general circulation in the City of Baltimore, in the State of Maryland, and, except as provided in Section 11 of this Article, such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed as hereinafter provided,

Article IX
Section 16

in which event such resignation shall take effect immediately on the appointment of such successor trustee.

	SEC. 16.	Removal. The Trustee, or any successor
hereafter appointed, may be removed at any time by the holders of sixty-five percent in principal amount of the Bonds then outstanding hereunder, by an instrument or concurrent instruments in writing, signed in duplicate by such Bondholders, or by their attorneys in fact duly authorized, one of which shall be filed with BGE and one with the Trustee for the time being.

	In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 14 of this Article, then the Trustee shall resign immediately in the manner and with the effect specified in Section 15 of this Article; and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (a) signed by the President or a Vice-President of BGE with its corporate seal attested by a Secretary or an Assistant Secretary of BGE or
(b) signed and acknowledged by the holders of a majority in aggregate principal amount of the Bonds then outstanding or by their attorneys in fact duly authorized.

	SEC. 17. New Trustee. In case at any time the Trustee, or any successor hereafter appointed, shall resign or shall be removed (unless the Trustee shall be removed as provided in Section 11 of this Article in which event the vacancy shall be filled as provided in said Section) or shall become incapable of acting, or shall be adjudicated a bankrupt or insolvent, or if a receiver of the Trustee or of any such successor or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of any such successor or of its property and affairs, a successor may be appointed by the holders of a majority in principal amount of the Bonds then outstanding hereunder by an instrument or concurrent instruments in writing signed and acknowledged by such Bondholders or by their attorneys in fact duly authorized, and filed with such successor trustee, notification thereof being given to BGE and the retiring trustee; provided, nevertheless, that until a new trustee shall be appointed by the Bondholders as aforesaid, BGE, by instrument executed by order of its Board of Directors and duly acknowledged by its President or a Vice-President and its Secretary or an Assistant Secretary, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the Bondholders as herein authorized. BGE shall publish notice of any such appointment, which notice shall be published at least once a week for two successive weeks in a newspaper printed in the

Article IX
Section 18

English language and customarily published on each business day, of general circulation in the Borough of Manhattan, in the City of New York, State of New York, and at least once a week for two successive weeks in a newspaper printed in the English language and customarily published on each business day, of general circulation in the City of Baltimore, in the State of Maryland. Publication in a single newspaper circulated in both cities is sufficient. Any such trustee so appointed by BGE shall immediately and without further act be superseded by a trustee appointed by the Bondholders, if such Bondholders shall make such appointment within one year from the date they first had the right so to appoint under the terms hereof.

	If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Article IX within six months after a vacancy shall have occurred in the office of trustee, the holder of any Bond outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

	If the Trustee resigns because of a conflict of interest as provided in Section 11 of this Article and a successor has not been appointed by BGE or the Bondholders or, if appointed, has not accepted the appointment within 30 days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

	Any trustee appointed under the provisions of this
Article in succession to the Trustee shall be a trust company eligible under Section 14 of this Article, and qualified under Section 11 of this Article.

	Any trustee which has resigned or been removed shall nevertheless retain the lien upon the trust estate, including all property or funds held or collected by the trustee, as such, to secure the amounts due to the trustee as compensation, reimbursement and expenses, afforded to it by Section 8 of this Article and retain the rights afforded to it by Section 9 of this Article.

	SEC. 18.	Acceptance.  Any successor trustee appointed
hereunder shall execute, acknowledge and deliver to its predecessor trustee, and also BGE, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance shall become fully vested with all the estates, properties, rights, powers, trusts, duties, and obligations of its

Article IX
Section 19

predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of BGE, or of the successor trustee, or of the holders of 10 percent in aggregate principal amount of the Bonds then outstanding under the Indenture, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee which it succeeds in and to the mortgaged property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other property subject to the lien of the Indenture which may then be in its possession, and thereupon the Trustee so ceasing to act shall be fully relieved and discharged from all liability or responsibility therefor, either to BGE or to the holder of any Bonds outstanding under the Indenture. Should any deed, conveyance or instrument in writing from BGE be required by the new trustee for more fully and certainly vesting and confirming to such new trustee such estates, properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by BGE.

	SEC. 19.	Consolidation.  Any company into which the
Trustee, or any successor to it, may be merged or with which it, or any successor to it, may be consolidated or any company resulting from any merger or consolidation to which the Trustee, or any successor to it, shall be a party, provided such corporation shall be eligible under the provisions of Section 14 of this Article and qualified under the provisions of Section 11 of this Article, shall be a successor trustee under the Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the Bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor trustee may adopt the certificate of authentication of the Trustee, or of any successor to it, as trustee hereunder, and deliver the same so authenticated; and in case any of said Bonds shall not have been authenticated, any successor trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificate of authentication shall have the full force which it is anywhere in said Bonds or in the Indenture provided that the certificate of authentication of the Trustee shall have.

Article X
Section 1

ARTICLE X.

Company's Possession Till Default and Right to Redeem Bonds
Before Maturity.  Sinking Fund Provisions

	SEC. 1.	Possession Until Default.  Until some default
shall have been made in the payment of the interest or of the principal of some Bond or Bonds, hereby secured, or in the due observance or performance of some covenant or condition hereof obligatory upon BGE, and until such default shall have continued beyond the period of grace, if any, herein provided in respect thereof, or until BGE shall have voluntarily surrendered possession to the Trustee as herein permitted, BGE, its successors and assigns, shall be suffered and permitted to retain actual possession of all the premises, property and appurtenances hereby mortgaged (except bonds, securities and stocks of other corporations), and to manage, operate and use the same and every part thereof, with the rights and franchises appertaining thereto, and to collect, receive, take, use and enjoy the earnings, income, rents, issues and profits thereof.

	SEC. 2.	Redemption.  BGE shall have the right, at its
option, to redeem before maturity Bonds hereby secured of any series which by their terms are made so redeemable, at such price or prices, during such period or periods and in such period or periods and in such amount or amounts as shall be expressed in the Bonds. In case less than all the outstanding Bonds of any particular series shall be redeemed, the Bonds so to be redeemed shall be selected by the Trustee by lot and by the serial numbers thereof, in such manner as the Trustee shall deem equitable, and not by the names of the holders or owners thereof, if known.

	Notice of intention so to redeem any such Bonds shall be given by BGE by publication in at least one daily newspaper published in the Borough of Manhattan, in the City of New York, and in at least one daily newspaper published in the City of Baltimore, at least once each week, for a period of sixty days next preceding the redemption date fixed in such notice, which notice shall (unless all the outstanding Bonds of a series are to be redeemed) state the serial numbers of the Bonds so called for redemption, and shall state that in case such Bonds be not presented for redemption on the date in said notice specified, all interest on said Bonds so called for redemption shall cease from and after the said date, provided, however, that in respect of Bonds of any particular series, notice of intention so to redeem any or all of such Bonds need not be given by publication but shall be given by mail in the manner set out in the next succeeding paragraph.

Article X
Section 3

	In addition, a similar notice of intention to redeem shall be sent by BGE by mail, not less than sixty days prior to the date fixed for redemption, to the holder of each Bond called for redemption which shall have been registered, and to the holder of each Bond which shall have been called, such notice to be mailed to the address, if any, of such holder upon such register.

	Notice having been given as aforesaid, all of the Bonds so called for redemption shall thereupon be and become due and payable (at such redemption price) on such redemption date, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the Moines necessary to redeem such Bonds shall have been deposited, as hereinafter provided, and affidavits, satisfactory to the Trustee, as to the publication and mailing of such notice, shall have been lodged with it, interest upon said Bonds shall cease.

	Such redemption shall be provided for by depositing with the Trustee such sum as may be sufficient to pay the redemption price, together with the then accrued interest, on the Bonds so called for redemption. BGE shall also make adequate provision for such redemption at the place or places where the Bonds so called for redemption are payable as to principal.

	All Bonds so redeemed shall forthwith be canceled by the Trustee.

	In respect of Bonds of any particular series, there may be substituted in lieu of the period of sixty days mentioned in the second and third paragraphs of this Section 2 such shorter period as shall be determined by the Board of Directors of BGE at the time such series is created, and shall be expressed in the Bonds.

	SEC. 3.	Sinking Fund.  BGE covenants and agrees that
it will create a sinking fund for the benefit of the Bonds hereby secured by paying to the Trustee annually, at the end of each period of one year, accounting from the first day of August, 1922, the first payment being due on the first day of August, 1923, a sum equal to one percent of the largest amount of Bonds at any time during such yearly period outstanding hereunder.

	The Trustee shall apply the sinking fund, as it accrues by each payment, to the purchase price of Bonds hereby secured in the open market, at public or private sale, or upon any exchange or brokers' board, at the lowest prices obtainable, not exceeding the redemption price thereof if any (or for series of Bonds providing special "Sinking Fund

Article X
Section 4

Redemption Prices," at not exceeding such special prices).
If any such Bonds cannot be purchased at such redemption price or less, the Trustee shall proceed to apply the sinking fund, or the balance thereof, to the redemption of such Bonds in the manner provided in Section 2 of this Article, and shall, in the name of BGE, call by lot for redemption in the manner provided in Section 2 of this Article, and at such time as in its discretion shall be deemed practicable, as many Bonds as can be redeemed out of said sinking fund or said balance thereof.

	BGE, in addition to the aforesaid sinking fund payments, shall pay to the Trustee such sums as shall be necessary to pay interest accrued, on any of the Bonds so purchased or redeemed, to the respective dates of such purchase or redemption.

	Before the date for each sinking fund payment the Trustee shall publish once (not less than 28 days nor more than 35 days before the date of the sinking fund payment) in a newspaper published in the Borough of Manhattan, in the City of New York, a newspaper published in the City of Baltimore, in the State of Maryland, a newspaper published in the City of Philadelphia, in the State of Pennsylvania and a newspaper published in the City of Boston, in the State of Massachusetts, a notice inviting sealed written proposals, to be received by the Trustee on or before the date for such sinking fund payment, for the sale of Bonds to the Trustee for the sinking fund. BGE shall pay to the Trustee all expenses of such publication. In determining the lowest prices obtainable in the purchase of Bonds for the sinking fund, and in selecting Bonds for redemption through the sinking fund, the Trustee may take into consideration the interest rates and dates of maturity and resultant yields to maturity and any other characteristics by the Trustee deemed relevant, such as, for instance, rates of exchange or tax covenants, of Bonds of different series.

	SEC. 4.	Defeasance.  If, when all the Bonds and notes
hereby secured shall have become due and payable, BGE shall well and truly pay, or shall cause to be paid, the whole amount of the principal Moines and interest due upon all of the Bonds, hereby secured and then outstanding, or shall provide for such payment by depositing with the Trustee hereunder for the payment of such Bonds the entire amount due thereon for principal and interest, and also shall pay or cause to be paid all other sums payable hereunder by BGE, and shall well and truly keep and perform all the things herein required to be kept and performed by it according to the true intent and meaning of this Indenture, then and in

Article XI
Section 1

that case all property, rights and interests hereby conveyed shall revert to BGE, and the estate, right, title and interest of the Trustee shall thereupon cease, determine and become void, and the Trustee in such case, on demand of BGE and at its cost and expense, shall permit satisfaction of this Indenture to be entered upon the records; otherwise, the same shall be continued and remain in full force and virtue.

ARTICLE XI.

Sundry Provisions

	SEC. 1.	Successors and Assigns.  All the covenants,
stipulations, promises and agreements in this Indenture contained, by or in behalf of any party hereto, shall bind and inure to the benefit of the parties hereto, their successors and assigns, whether so expressed or not, as fully as if the covenant of any party hereto had been in each instance made on behalf of said party, its successors or assigns, by and with the other party or parties to said covenant, their successors and assigns.

	SEC. 2.	Consolidation.  Nothing contained in this
Indenture, or in any Bond issued hereunder, shall prevent any consolidation or merger of BGE with any other corporation; provided, however, that such consolidation or merger shall not impair the lien and security of this Indenture or any of the rights or powers of the Trustee, or of the Bondholders hereunder, and that, upon any such consolidation or merger the due and punctual payment of the principal and interest of all said Bonds secured hereby, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture shall be assumed by the corporation formed by such consolidation or merger.

	SEC. 3.	Successor May Issue Bonds.  In case BGE,
pursuant to Section 2 of this Article, shall be consolidated or merged with any other corporation, as aforesaid, the successor corporation formed by such consolidation or merger, upon executing and causing to be recorded an indenture with the Trustee, satisfactory to the Trustee, whereby such successor corporation shall assume the due and punctual payment of the principal and interest of said Bonds, and the performance of all the covenants and conditions of this Indenture, shall succeed to and be substituted for BGE, with the same effect as if it had been named herein, and such successor corporation thereupon may cause to be signed and may issue, either in its own name or in the name of BGE, any or all of the Bonds which shall not theretofore have been signed on behalf of BGE and certified

Article XI
Section 4

by the Trustee; and, upon the order of said successor corporation in lieu of BGE, and subject to all the terms, conditions and restrictions herein prescribed, the Trustee shall certify and deliver any of such Bonds which shall have been previously signed by the officers of BGE and delivered to the Trustee for certification, and any of such Bonds which said successor corporation shall thereafter cause to be signed and delivered to the said Trustee for that purpose. All the Bonds so issued shall in all respects have the same rank and security as the Bonds theretofore or thereafter issued in accordance with the terms of this Indenture.

	In case of any such consolidation or merger of BGE with any other corporation whose property is subject to a mortgage or instrument purporting to cover after-acquired property and providing for substitution thereunder of a corporation so formed by consolidation for such consolidating corporation, then such corporation so formed, as successor to BGE, shall at all times keep the property formerly the property of BGE, and any other property subject to the lien hereof prior to the lien of such mortgage or instrument of such other consolidating corporation, distinguishable from property subject to such other lien prior to the lien hereof.

	SEC. 4.	Succession.  For every purpose of this
Indenture, including the execution, issue and use of any and all Bonds issued hereunder, the term "BGE" includes and means any such successor corporation. Every such successor corporation shall possess and from time to time may exercise each and every right and power hereunder of BGE in its name or otherwise. Any act or proceeding by any provision of this Indenture required to be done or performed by any Board, Committee or officer of BGE shall and may be done and performed with like force and effect by the like Board, Committee or officer of any corporation that shall at the time be the lawful successor, by consolidation or merger, of BGE.

	SEC. 5.	Plural/Singular.  Except when otherwise
indicated, the words "Bond", "Bondholder" and "holder" shall include the plural as well as the singular number.

	SEC. 6. Headings. Article and Section headings are added for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of the Indenture or any provision hereof.

Article XII
Section 1

ARTICLE XII

Additional Covenants of BGE

	SEC. 1.	Opinions of Counsel.  BGE covenants and
agrees:

		(a) That it will furnish to the Trustee, promptly after the execution and delivery of any indenture supplemental to the Indenture, an opinion of counsel (who may be of counsel for BGE) either stating that in the opinion of such counsel the Indenture has been properly recorded, and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective. It shall be a compliance with this subsection (a) if (1) the opinion of counsel herein required to be delivered to the Trustee shall state that the Indenture has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the lien intended to be created by the Indenture, and (2) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of any supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which the Indenture is required to be recorded or filed.

	(b) That it will furnish to the Trustee, on or before each November 1, an opinion of counsel (who may be of counsel for BGE), either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and re-filing of the Indenture as is necessary to maintain the lien of the Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

	SEC. 2.	Paying Agent.  BGE covenants that it will
cause any paying agent (other than BGE and the Trustee) heretofore or hereafter appointed by it to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee, subject to the provisions of this Section,
(1) that such paying agent shall hold in trust for the benefit of the Bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest or premium on any Bonds outstanding under the Indenture; and (2) that such paying agent shall give the Trustee notice of any failure by BGE or any other obligor on any such Bonds to make payment of the principal of or

Article XII
Section 3

interest or premium on any such Bond, and of any default by BGE or any other obligor on any such Bonds in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent, except to the extent required by law.

	If BGE acts as its own paying agent, it shall, on or before each date on which the principal of, or an installment of interest or the premium on, any Bond outstanding under the Indenture becomes due, set aside and hold in trust for the benefit of the Bondholders or the Trustee a sum sufficient to pay such principal or interest or premium so becoming due on any such Bond and shall give to the Trustee notice of such action or of its failure (or the failure of any other obligor on any such Bonds) to take such action.

	Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section shall be subject to the provisions of Section 2 of Article X of the Indenture.

	SEC. 3.	Certificate and Opinion for Releases and
Discharge of Indenture.

	(a) In the case of a request by BGE to the Trustee for the release or the release and substitution of property (whether securities or other property) subject to the lien of the Indenture, as provided in Article VIII of the Indenture, the Trustee shall receive as a condition precedent to granting such request a certificate signed by the President or a Vice-President and by an engineer or (if the property disposed of be bonds, stock or other securities) the Treasurer or an Assistant Treasurer of BGE, stating that BGE has sold or exchanged or contracted for the sale or exchange of the property to be released, and that such property is no longer necessary in the operation or conduct of BGE's business, and an opinion of counsel (who may be of counsel to BGE), stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of the Indenture and constitute sufficient authority under the Indenture for the Trustee to execute the release or effect the release and substitution requested, and that in his opinion the conditions precedent provided for in the Indenture in respect of such release or release and substitution have been complied with .

	(b)	In the case of a request by BGE to the Trustee for
the satisfaction and discharge of the Indenture, as provided in Article X, Section 4 of the Indenture, the Trustee shall

Article XII
Section 4

receive as a condition precedent to granting such request a certificate, signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of BGE, stating that the whole amount of the principal Monies and interest due upon all of the Bonds secured by the Indenture and then outstanding have been paid, or that such payment has been provided for by deposit with the Trustee of the entire amount due for principal and interest, and an opinion of counsel (who may be of counsel to BGE), stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of the Indenture and constitute sufficient authority under the Indenture for the Trustee to satisfy and discharge the Indenture, and that in his opinion the conditions precedent provided for in the Indenture in respect of such satisfaction have been complied with.

	SEC. 4.	Certificates as to Fair Value.
Notwithstanding any other provision in the Indenture, BGE shall furnish to the Trustee, in addition to or as part of any certificate or opinion required by other applicable provisions of the Indenture:

	(a)	A certificate or opinion of an engineer,
appraiser, or other expert as to the fair value of any property or securities to be released from the lien of the Indenture, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under the Indenture in contravention of the provisions thereof; such certificate or opinion shall be made by an independent engineer, appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this subdivision (a), is ten percent (10%) or more of the aggregate principal amount of Bonds at the time outstanding; but such certificate or opinion of an independent engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this subdivision (a) is less than twenty-five thousand dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of Bonds at the time outstanding; and

	(b)	A certificate or opinion of an engineer,
appraiser, or other expert as to the fair value to BGE of any property the subjection of which to the lien of the Indenture is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting a

Article XII
Section 4

part of the trust estate, or the release of property or securities subject to the lien of the Indenture; and if

	(1) within six (6) months prior to the date of acquisition thereof by BGE such property has been used or operated by a person or persons other than BGE in a business similar to that in which it has been or is to be used or operated by BGE; and

	(2)	the fair value to BGE of such property as set
forth in such certificate or opinion is not less than twenty-five thousand dollars ($25,000) and not less than one percent (1%) of the aggregate principal amount of Bonds at the time outstanding,

such certificate or opinion shall be made by an independent engineer, appraiser, or other expert, and, in the case of the authentication and delivery of Bonds or in the case of the paying over to BGE of deposited cash under the provisions of Section 5, 6 and 7 of Article I, Section 6 of
Article III, Section 6 of Article IV, or Section 3 of
Article VIII of the Indenture shall cover the fair value to BGE (as of the date of the certificate or opinion previously furnished the Trustee with reference thereto) of any property so used or operated which has been subjected to the lien of the Indenture and which has been used as the basis for any action as aforesaid since the commencement of the then current calendar year, and as to which a certificate or opinion of an independent engineer, appraiser, or other expert has not previously been furnished; and

	(c)	A certificate or opinion of an engineer,
appraiser, or other expert as to the fair value to BGE of any securities (other than Bonds issued under the Indenture and securities secured by lien prior to the lien of the Indenture upon property subject to the lien of the Indenture) the deposit of which with the Trustee is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting a part of the trust estate or the release of property or securities subject to the lien of the Indenture; and if the fair value to BGE of such securities and of all other such securities made the basis of any such authentication and delivery, withdrawal or release since the commencement of the then current calendar year as set forth in the certificates or opinions required by this subdivision (c) is ten percent (10%) or more of the aggregate principal amount of Bonds at the time outstanding, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert, and in the case of the authentication and delivery of Bonds or in the case of the paying over to BGE of deposited cash under the provisions of Sections 5, 6 and 7 of Article I, Section 6 of Article III,

Article XII
Section 5

Section 6 of Article IV, or Section 3 of Article VIII of the Indenture shall cover the fair value to BGE of all other such securities so deposited since the commencement of the current calendar year as to which a certificate or opinion of an independent engineer, appraiser, or other expert has not previously been furnished; but such a certificate of an independent engineer, appraiser, or other expert shall not be required with respect to any securities so deposited if the fair value thereof to BGE, as set forth in the certificate or opinion required by this subdivision (c), is less than twenty-five thousand dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of Bonds at the time outstanding.

	SEC. 5.	Selection of Independent Experts.  In cases
under this Article in which a certificate or opinion is required to be made by an independent person, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert, as the case may be, approved by the Trustee in the exercise of reasonable care. In cases where such certificate or opinion is not required to be made by an independent person, such certificate or opinion may, except as otherwise provided in this Article, be made by any engineer, appraiser, or other expert, as the case may be, employed by or otherwise holding office in BGE, and the Trustee shall not be under any responsibility for the approval of any such person.

	SEC. 6.	Matters to be Included in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

	SEC. 7.	Filing of Claims by Trustee.  The Trustee may
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Bondholders allowed in any judicial proceedings relative to BGE (or any other obligor on any Bonds outstanding under the Indenture), or its creditors, or its property.

Article XII
Section 8

	SEC. 8.	No Impairment of Bondholders' Rights. The
right of any holder of any Bond to receive payment of the principal of and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder. The provisions of this Section, however, shall be subject to the provisions of
Section 19 of Article V of the Indenture to the extent that the provisions of said Section 19 of Article V may make written request upon the Trustee by the holders of specified amounts of Bonds a condition precedent to the institution of certain specified suits, actions or proceedings.

	SEC. 9.	Officer's Certificate as to Compliance.  At
least annually, BGE shall deliver to the Trustee an Officer's Certificate executed by the principal executive officer, the principal financial officer or the principal accounting officer of BGE, as to such officer's knowledge of BGE's compliance with all conditions and convents under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

ARTICLE XIII

Bondholders' Lists and Reports by BGE and the Trustee

	SEC. 1.	Bondholders' Lists.  BGE will, so long as any
Bonds are outstanding under the Indenture, furnish or cause to be furnished to the Trustee between March 15 and April 1, and between September 15 and October 1, in each year and at such other times as the Trustee may request in writing, within thirty days after the receipt by BGE of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of BGE or of any of its paying agents, as to the names and addresses of the holders of Bonds obtained since the date as of which the next previous list, if any, was furnished, but no such list shall include the names or addresses of the holders of registered Bonds . Any such list shall be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

Article XIII
Section 2

	SEC. 2.	Trustee to Preserve Information; Furnishing
Information to Bondholders.

	(a)	The Trustee shall preserve, in as current a form
as is reasonably practicable, all information as to the names and addresses of the Bondholders (1) contained in the most recent list furnished to it as provided in Section 1 of this Article, (2) received by it in the capacity of paying agent under the Indenture, if and when acting in such capacity, and (3) filed with it within two preceding years pursuant to the provisions of paragraph (c) (2) of Section 3 of this Article. The Trustee may (1) destroy any list furnished to it as provided in said Section 1 upon receipt of a new list so furnished; (2) destroy any information received by it as paying agent for any series of Bonds upon delivering to itself as Trustee, not earlier than 45 days after an interest payment date of the Bonds of such series, a list containing the names and addresses of the holders of Bonds of such series obtained from such information since the delivery of the next previous list, if any, with respect to such series; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as such paying agent upon the receipt of a new list so delivered with respect to the same series; and (4) destroy any information received by it pursuant to the provisions of paragraph (c)(2) of Section 3 of this Article, but not until two years after such information has been filed with it.

	(b)	In case three or more holders of Bonds outstanding
under the Indenture (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned one or more Bonds outstanding under the Indenture for a period of at least six month preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Bonds with respect to their rights under the Indenture or under the Bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

	(1)	afford to such applicants access to all
information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section and to the names and addresses of the holders of Bonds; or

	(2)	inform such applicants as to the approximate
number of holders of Bonds whose names and addresses appear in the information preserved at the time by the

Article XIII
Section 3

Trustee in accordance with the provisions of subsection
(a) of this Section and as to the approximate number of holders of Bonds and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

		If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants, and file with the Securities and Exchange Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Bondholders, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said
Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

	(c)	The Trustee shall not be held accountable by
reason of the mailing of any material pursuant to any request made under subsection (b) of this Section.

	SEC. 3. Filing Certain Reports with Trustee.

	(a) BGE will file with the Trustee within 15 days after BGE is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portion of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which BGE may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or,

Article XIII
Section 4

if BGE is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by said
Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

	(b)	BGE will file with the Trustee and the Commission,
in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by BGE with the conditions and covenants provided for in the Indenture as may be required from time to time by such rules and regulations;

	(c)	BGE will transmit by mail to the holders of Bonds,
such summaries of any information, documents and reports
required to be filed by BGE pursuant to subsections (a) and
(b) of this Section 3 as may be required by the rules and
regulations prescribed from time to time by the Commission
in the following manner: (1)	to all registered holders of
Bonds, as the names and addresses of such holders appear
upon the registration books of BGE;  (2)	to such holders
of Bonds as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; (3) to each Bondholder whose name and address is preserved at the time by the Trustee, as provided in subsection (a) of Section 2 of this Article.

	(d)	BGE will furnish to the Trustee (1) with or as a
part of each annual report and each other document or report filed with the Trustee pursuant to subsection (a) or (b) of this Section 3, a certificate signed by the President or a Vice-President and by the Treasurer or an Assistant
Treasurer of BGE, stating that in the opinion of the signers such annual report or other document or report complies with the requirements of such subsection (a) or (b) and (2) after BGE shall have mailed or caused to be mailed to holders of Bonds any summary of information, documents or reports pursuant to subsection (c) of this Section 3, a like certificate stating that in the opinion of the signers such summary complies with the requirements of such subsection
(c).

	SEC. 4.	Trustee's Report to Bondholders.

	(a) Annually, not later than October 1 in each year, the Trustee shall transmit to the holder of Bonds and the

Article XIII
Section 5

Commission a report with respect to any events described in
Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act.

	(b)	BGE covenants that, if at any time the Trustee
shall not be the Registrar of the Bonds, it will, upon written demand of the Trustee, promptly furnish, or cause each Registrar thereof to furnish, to the Trustee a list of the names and addresses of the holders of such Bonds of which the Trustee is not the Registrar. The Trustee may destroy any list so furnished to it upon receipt of a new list.

	SEC. 5.	Notice of Default to Bondholders.  The
Trustee shall, within 90 days after the occurrence thereof, give to the Bondholders, in the manner and to the extent provided in subsection (c) of Section 3 of this Article, notice of all Defaults known to the Trustee, unless such Defaults shall have been cured before the giving of such notice but, in the case of Defaults of the character specified in subdivisions (1), (3) and (4) of Section 2 of
Article V of the Indenture, no such notice shall be given until at least 60 days after the occurrence thereof; provided that, except in the case of Default in the payment of the principal of or interest on any of the Bonds, or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the Executive Committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders.


ARTICLE XIV

Definitions

	Additional Property means any improvements, betterments, extensions or additional property with respect to which Bonds may be so certified. Additional Property shall include Additional Securities (as hereinafter defined) and property of any other kind, which (in either case), at the time of so acquiring Additional Property may be necessary or useful in the conduct of any business, then conducted by BGE and then within its corporate powers and purposes, within either of the following groups:

	(a)	a gas or electric business or business incidental
thereto and conveniently conducted in connection therewith; provided that the property so used or to be used in any such gas or electric business shall be situated in Maryland, Pennsylvania, Delaware, Virginia, West Virginia or the
District of Columbia, or connected by lines of operation or

Section XIV
Definitions

distribution with other gas or electric property of BGE or a Subsidiary situated within such territory.

	(b)	any other business; provided that the total amount
of Residue Bonds issued on account of any business not within Group A shall never exceed ten million dollars
($10,000,000).

	The phrase "acquiring (or the acquisition of)
Additional Property" or any equivalent expression shall include making (or the making of) such improvements, betterments or extensions.

	Except Additional Securities, Additional Property shall include no bonds, obligations or stocks of other corporations, but may include outstanding liens on or interests in property now or hereafter owned by BGE.

	Additional Securities means bonds, securities (notes and other obligations being hereinafter referred to as securities) and stocks of corporations which, at the time of the request for certification and delivery of Residue Bonds with respect to such Additional Securities, are engaged in some business within one or both of the aforesaid Groups (A) and (B) within the definition of Additional Property and of which at least a majority of the voting stock (of each class thereof) already has been owned or then is acquired by BGE.

	Additional Securities shall include no bonds, securities or stocks hereafter issued by any Subsidiary after becoming a Subsidiary except mortgage bonds or (if mortgage bonds then being not lawfully issuable by such Subsidiary) promissory notes or (if neither mortgage bonds nor promissory notes be lawfully issuable) stock, issued (in the case of either bonds, notes, or stock) for the acquisition of property (including construction) which, if acquired by BGE, would be Additional Property.

	Amount of Bonds or Notes means principal amount.

	Authorizing Resolutions means in regard to the request for certification and delivery of any Bonds hereunder, a resolution of the Board of Directors or Executive Committee of BGE, certified by a Secretary or Assistant Secretary requiring the issue of the specified amount of Bonds, designating the series of such Bonds and [except for requesting the certification of Bonds under Section 4 or 5 of Article I] stating the purposes for which such Bonds are to be certified and delivered and, if such Bonds are to be of a series not theretofore created, a similarly certified copy of a resolution of the Board of Directors of BGE designating the new series then to be created and specifying

Section XIV
Definitions

the amount (if limited), maturity, denominations, rate of interest, interest dates, currencies, rate of exchange (if any), character of registration (if any), terms and dates of redemption (if redeemable) or conversion into capital stock (if convertible), or of exchange for Bonds of other denominations or series (if so exchangeable), and other provisions of the Bonds of which certification and delivery are requested. Bonds so certified and delivered shall conform to such specifications.

	Bonds and Bondholders means the Bonds and holders thereof issued from time to time pursuant to the terms of the Indenture. Bonds hereby secured or issued hereunder, or any equivalent expression means every outstanding and unpaid Bond of the entire issue hereby intended to be secured.

	Whenever in Section 6, 7, 8 and 9 of Article I reference is made to the reservation or the issuance, certification or delivery of Bonds or Residue Bonds hereunder, every such reference shall be taken to include
(unless the contrary is expressly stated or is necessarily implied by the context) the reservation or the payment (as the case may be) of deposited cash, as fully as if in each instance express reference were made to both alternatives, viz, Bonds or deposited cash.

	Commission means the Securities and Exchange
Commission.

	Company means Baltimore Gas and Electric Company, its successors and assigns.

	Defaults means for purposes of Section 5 of Article
XIII the events specified in Section 2 of Article V, not including any periods of grace provided for therein.

	Indenture means this amended and restated Indenture and as it may be further supplemented and amended hereafter.

	Majority means a majority in principal amount.

	Mortgaged Premises and Property or Mortgaged Property, or any equivalent expression means all the property, real, personal or mixed, including stocks, bonds, obligations to franchises conveyed hereby and subject hereto, or intended so to be.

	Original Mortgage means the Mortgage or Deed of Trust dated as of February 1, 1919 by and between BGE and the Trustee.

Section XIV
Definitions

	Prior Charges means all liens (except taxes or similar liens for a current year, or shorter period, only) on any Additional Property at the time of the acquisition thereof by BGE and also all liens, except as aforesaid (and all outstanding bonds or securities secured by mortgages or liens) on the property of and all other outstanding securities and preferred stocks of any Subsidiary at the time of the acquisition of Additional Securities thereof by BGE; but shall not include any such bonds, securities or preferred stock then deposited with the Trustee hereunder or any other such liens then vested in the Trustee.
"Additional Property subject to Prior Charges" "Prior
Charges on Additional Property" or any equivalent expression shall include "Additional Securities" of a Subsidiary the property of which is so subject to Prior Charges.

	Residue Bonds means all Bonds which may be certified and delivered pursuant to Section 7 of Article I (i.e. all Bonds authorized to be issued hereunder not reserved or certified and delivered under Section 6 or under Sections 4 or 5 of Art. I.)

	Whenever in Section 6, 7, 8 and 9 of Article I reference is made to the reservation or the issuance, certification or delivery of Bonds or Residue Bonds hereunder, every such reference shall be taken to include
(unless the contrary is expressly stated or is necessarily implied by the context) the reservation or the payment (as the case may be) of deposited cash, as fully as if in each instance express reference were made to both alternatives, viz, bonds or deposited cash.

	Subsidiaries means corporations whose bonds, securities or stocks shall constitute Additional Securities with respect to which Residue Bonds shall have been certified.
(See Appendix 10 for a discussion of this definition, and the exclusion of Diversified Holdings, Inc. (now
Constellation Holdings, Inc.), Resource and Property Management, and BGE Home Products & Services, Inc. from this definition. Also excluded is BNG, Inc. and Safe Harbor
Water Power Corporation.).

	Trust Indenture Act means the Trust Indenture Act of
1990, as may be amended from time to time.

	Trustee means Bankers Trust Company acting as trustee hereunder or Trustees for the time being, whether original or successor.

	Voting Stock means any securities the holders of which are by law entitled to any of the voting powers of stock holders.

Section XIV
Definitions

	3.	The recitals of fact contained herein and in the
Bonds (other than the certificates of authentication of the Trustee on the Bonds), shall be taken as the statements of BGE, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations to the value of the mortgaged property or any part thereof, or as to the title of BGE thereto, or as to the value or validity of the security afforded thereby and by the Indenture, or as to the value or validity of any securities at any time held under the Indenture, or as to the validity of this supplemental indenture or the Indenture or of the Bonds issued thereunder, and the Trustee shall incur no responsibility, except as otherwise provided in the Indenture, in respect of such matters.

	4.	If and to the extent that any provision of this
supplemental indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control; provided, however, that nothing in this supplemental indenture contained shall be so construed as to relieve BGE or the Trustee of any duty or obligation which it would otherwise have to any holder of any Bond heretofore issued under the Indenture, or so construed as to grant to the Trustee any rights as against any holder of Bonds heretofore issued under the Indenture not granted under said Indenture, and no provision in this supplemental indenture contained shall impair any of the rights of any holder of any Bond heretofore issued under the Indenture.

	5.	All the provisions of this supplemental indenture
shall become effective immediately. This supplemental indenture and all the provisions hereof shall form a part of the Indenture and all references or mention in the Indenture to the Indenture or to any of the terms, provisions, covenants, conditions, uses or trusts thereof or the recitals or statements therein or to the recording, filing or refiling thereof, shall be applicable to the terms, provisions, covenants, conditions, uses and trusts of, and the recitals and statements in, this supplemental indenture and the Indenture as hereby amended and restated, and to the recording, filing and refiling thereof, as fully and with the same force and effect as if all the terms, provisions, convenants, conditions, uses and trusts of, and all the recitals and statements in, the Indenture were herein again set forth at length and the entire Indenture as hereby amended and restated were herein set forth at length as one new instrument.

	IN TESTIMONY WHEREOF, Baltimore Gas and Electric
Company has caused these presents to be signed in its

Signatures

corporate name by its President or a Vice-President and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary; and the Bankers Trust
Company has also caused these presents to be signed in its corporate name by its President or a Vice-President and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary; all as of the day and year first above written.

ATTEST:					BALTIMORE GAS AND ELECTRIC
							COMPANY


______/S/ L.H. CHURCH__________	By:__/S/  C.W.SHIVERY____________________
	                         					   Name:	Charles W. Shivery
						                              Title: Vice President

STATE OF MARYLAND, CITY/COUNTY OF BALTIMORE_, TO WIT:

	I HEREBY CERTIFY that on this 20TH day of JUNE, 1995, before me, the subscriber, a Notary Public of the State of Maryland in ________________ aforesaid, personally appeared Charles W. Shivery of the Baltimore Gas and
Electric Company, and on behalf of the said corporation did acknowledge the foregoing instrument to be the act and deed of the Baltimore Gas and Electric Company.

	IN TESTIMONY WHEREOF I have hereunto set my hand and Notarial Seal on the day and year aforesaid.

					MARIA LEIGH HOWSER
					Notary Public

My Commission Expires:  2-1-96

[BANKERS TRUST COMPANY SIGNATURE ON NEXT PAGE]

APPENDICES

Appendix 1	Executive Committee can authorize actual
sales of bonds with Board authorization.

Appendix 2	Company can be sole loss payee for
insurance claims of $100,000 or less.

Appendix 3	Enumerates types of property that can be
sold without compliance with provisions
of Article VIII.

Appendix 4	No Director authority needed to sell
real estate for $1 million or less.

Appendix 5	Property which can be sold without
Trustee's release.

Appendix 6	No deposit of proceeds of sale of
property for $100,000 or less required;
deposit required on contribution of real estate to charity.

Appendix 7	Notice of sinking fund can be published
in Wall Street Journal.

Appendix 8	Documentation required for an exchange
of property.

Appendix 9	No bondholder list letter required
unless BGE maintains records.

Appendix 10	Companies excluded from definition of
Subsidiary.

Appendices 1-10 available from BGE without charge by calling
Charles W. Shivery, Vice President - Finance & Accounting and
Chief Financial Officer, 410 234-5511, or writing Baltimore
Gas and Electric Company, 39 West Lexington Street,
Baltimore, Maryland 21203.